 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-282376
PROSPECTUS SUPPLEMENT
(To Prospectus dated September 27, 2024)
$5.200% Senior Notes due 2030
We are offering $600,000,000 principal amount of our 5.200% Senior Notes due 2030 (the “notes”). We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, repayment of our existing indebtedness and future acquisition or investment opportunities in healthcare-related real estate properties and to pay certain fees and expenses related to this offering. See “Use of proceeds.”
The notes will pay interest semi-annually in cash in arrears on January 1 and July 1 of each year, beginning on January 1, 2026. The notes will mature on July 1, 2030.
We may redeem some or all of the notes prior to June 1, 2030, at a price equal to 100% of the principal amount thereof plus a “make-whole” premium calculated by reference to United States treasuries with a maturity comparable to the remaining term of the applicable series of notes, and accrued and unpaid interest, if any, to, but not including, the redemption date. The notes will be redeemable at any time on or after June 1, 2030, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the redemption date.
The notes will be our unsecured senior obligations and will rank equally in right of payment with all of our existing and future senior debt and senior in right of payment to all of our existing and future subordinated debt. The notes will be effectively subordinated in right of payment to our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will be structurally subordinated to all existing and future liabilities (including indebtedness, trade payables and lease obligations) of each of our non-guarantor subsidiaries.
The notes will be fully and unconditionally guaranteed by OHI Healthcare Properties Limited Partnership, our operating partnership.
The notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.
Investing in the notes involves risk. You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus. In particular, for a discussion of certain factors you should consider before buying the notes, see “Supplemental risk factors” beginning on page S-5 of this prospectus supplement, “Risk factors” on page 5 of the accompanying prospectus and the risk factors included in the documents incorporated by reference herein.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus are accurate or complete. Any representation to the contrary is a criminal offense.
	Per note	Total
Public offering price	99.118%	$594,708,000
Underwriting discount	0.600%	$3,600,000
Proceeds before expenses to us	98.518%	$591,108,000
The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about June 20, 2025.
Joint Book-Running Managers
Wells Fargo Securities	BofA Securities	Credit Agricole CIB	J.P. Morgan
Citizens Capital Markets	Barclays	Huntington Capital Markets	KeyBanc Capital Markets
M&T Securities	Mizuho	Morgan Stanley	MUFG
RBC Capital Markets	Regions Securities LLC	Scotiabank	Truist Securities
Co-Managers
BMO Capital Markets	BNP PARIBAS	Raymond James
SMBC Nikko	Stifel
The date of this prospectus supplement is June 10, 2025.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus relating to this offering prepared by or on behalf of us or to which we have referred you. Neither we nor the underwriters have authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, or in any free writing prospectus relating to this offering prepared by or on behalf of us or to which we have referred you, including the documents incorporated herein and therein by reference, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement is a supplement to the accompanying prospectus. If information in this prospectus supplement is inconsistent with the prospectus, the information in this prospectus supplement will supersede the information in the prospectus. It is important for you to read and carefully consider all information contained in this prospectus supplement and the accompanying prospectus. You should also read and carefully consider the information in the documents to which we have referred you in “Where you can find more information.”
Unless otherwise indicated or required by the context, the terms “we,” “our,” “us,” “Omega” and the “company” refer to Omega Healthcare Investors, Inc. and all of its subsidiaries that are consolidated under generally accepted accounting principles in the United States (“GAAP”). Unless otherwise indicated, references to aggregate principal amount of debt or borrowings do not include fair value adjustments under GAAP.

S-i

PROSPECTUS SUPPLEMENT SUMMARY
This summary contains basic information about our company and the offering. This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein. This summary is not complete and does not contain all of the information that you should consider before deciding whether or not to invest in the notes. For a more complete understanding of our company and this offering you should read this entire prospectus supplement and accompanying prospectus, including “Supplemental risk factors” and the financial information and notes thereto incorporated by reference.
Our company
We are a self-administered real estate investment trust (“REIT”), investing in healthcare-related real estate properties located in the United States (the “U.S.”) and the United Kingdom (the “U.K.”). Our core business is to provide financing and capital to the long-term healthcare industry with a particular focus on skilled nursing facilities (“SNFs”), assisted living facilities (“ALFs”), and to a lesser extent, independent living facilities (“ILFs”), rehabilitation and acute care facilities (“specialty facilities”) and medical office buildings (“MOBs”). Our core portfolio consists of our long-term “triple-net” leases and real estate loans with healthcare operating companies and affiliates (collectively, our “operators”). We have historically financed investments through borrowings under our revolving credit facilities, private placements or public offerings of our debt and equity securities, the assumption of secured indebtedness, retention of cash flow, or a combination of these methods. From time to time we may refinance our existing indebtedness, including through the issuance of new debt securities.
As of March 31, 2025, our portfolio of real estate investments consisted of 1,004 healthcare facilities, located in 42 states, Washington, D.C. and the U.K. and operated by 86 third-party operators. Our investment in these facilities, net of impairments and allowances, totaled approximately $10.0 billion at March 31, 2025, with approximately 98% of our real estate investments related to healthcare facilities. Our portfolio, as of March 31, 2025, is made up of (i) 575 SNFs, 296 ALFs, 19 ILFs, 18 specialty facilities and one MOB and (ii) fixed rate mortgages on 50 SNFs, 43 ALFs, one specialty facility and one ILF. At March 31, 2025, we also held other real estate loans (excluding mortgages) receivable of  $499.2 million, non-real estate loans receivable of  $329.7 million, consisting primarily of secured loans to third-party operators of our facilities, and $88.7 million of investments in 11 unconsolidated joint ventures.
We are structured as an umbrella partnership real estate investment trust (an “UPREIT”) under which all of Omega’s assets are owned directly or indirectly by, and all of Omega's operations are conducted directly or indirectly through, its operating partnership subsidiary, OHI Healthcare Properties Limited Partnership (collectively with its subsidiaries, the “Operating Partnership”). Omega Healthcare Investors, Inc. is the general partner of the Operating Partnership and has exclusive control over the Operating Partnership’s day-to-day management. As of March 31, 2025, we owned approximately 97% of the issued and outstanding units of partnership interest of the Operating Partnership, and investors owned approximately 3% of the units.
Corporate information
We were incorporated in the State of Maryland on March 31, 1992. Our principal executive office is located at 303 International Circle, Suite 200, Hunt Valley, Maryland 21030, and our telephone number is (410) 427-1700. Additional information regarding our company is set forth in documents on file with the SEC and incorporated by reference in this prospectus supplement. See “Where you can find more information.”

THE OFFERING
The summary below describes the principal terms of the offering of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. See “Underwriting” for a more detailed description of the terms and conditions of this offering.
Issuer
Omega Healthcare Investors, Inc.
Notes offered
$600,000,000 aggregate principal amount of 5.200% Senior Notes due July 1, 2030.
Maturity date
The notes will mature on July 1, 2030.
Interest
Interest on the notes will accrue at a rate of 5.200% per annum, payable semi-annually in cash in arrears on January 1 and July 1 of each year, commencing January 1, 2026.
Guarantees
The notes will be fully and unconditionally guaranteed, jointly and severally, by our existing and future subsidiaries (including the Operating Partnership) that guarantee unsecured indebtedness for money borrowed of the issuer in a principal amount at least equal to $100 million (including, as of the date hereof, our existing senior notes, our unsecured revolving credit facility and our unsecured term loans). The sole initial subsidiary guarantor will be the Operating Partnership, which is the only subsidiary that currently guarantees unsecured indebtedness for money borrowed of the issuer in a principal amount at least equal to $100 million.
Ranking
The notes will be our unsecured senior obligations and will rank equally in right of payment with all of our existing and future senior debt and senior in right of payment to all of our existing and future subordinated debt. The notes will be effectively subordinated in right of payment to our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will be structurally subordinated to all existing and future liabilities (including indebtedness, trade payables and lease obligations) of each of our non-guarantor subsidiaries.
As of March 31, 2025, we had approximately $4.5 billion of debt outstanding, including $3.8 billion of senior unsecured notes, $478.5 million of unsecured term loans outstanding under our term loan facilities, and a $237.6 million or £184.1 million British Pound Sterling (“GBP”) denominated secured mortgage loan.
Security
The notes and the guarantees will be issued on a senior unsecured basis.

Optional redemption
We may redeem some or all of the notes prior to June 1, 2030 (the “Par Call Date”), at a price equal to 100% of the principal amount thereof plus a “make-whole” premium calculated by reference to U.S. treasuries with a maturity comparable to the Par Call Date and accrued and unpaid interest, if any, to, but not including, the applicable redemption date, assuming that the notes matured, and that interest on the notes was payable, on the Par Call Date. The notes will be redeemable at any time on or after the Par Call Date, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including the redemption date. See “Description of the notes — Optional redemption.”
Certain covenants
We will issue the notes under an indenture with U.S. Bank Trust Company, National Association (successor to U.S. Bank National Association), as trustee, as supplemented by a supplemental indenture to be entered into on the closing date of this offering (as supplemented, the “Notes Indenture”). The Notes Indenture contains covenants that limit, among other things, our ability and the ability of some of our subsidiaries to:
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incur additional indebtedness; and

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merge, consolidate or sell all or substantially all of our and our subsidiary guarantors’ assets.

The Notes Indenture also contains a covenant requiring us to maintain a certain amount of unencumbered assets.
These covenants are subject to a number of important qualifications and limitations. See “Description of the notes — Covenants.”
No listing; No established
market
We do not intend to apply for listing of the notes on any securities exchange or other established trading market. The notes will be a new class of securities for which there is currently no market. Although the underwriters have informed us that they intend to make a market in the notes, no underwriter is obligated to do so, and may discontinue market-making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for notes will develop or be maintained.

Use of proceeds
We intend to use the proceeds of this offering for general corporate purposes, which may include, among other things, repayment of our existing indebtedness and future acquisition or investment opportunities in healthcare-related real estate properties and to pay certain fees and expenses related to this offering. Until the proceeds from a sale of securities by us are applied to their intended uses, they may be invested in short-term, investment grade, interest-bearing securities, certificates of deposit or indirect or guaranteed obligations of the U.S.
Affiliates of certain of the underwriters are lenders under our term loan facilities, 2026 mortgage loan, revolving credit facility and existing senior notes, and consequently, may receive a portion of the net proceeds of the offering to the extent such proceeds are used for the repayment of outstanding borrowings under such facilities. See “Use of proceeds” and “Underwriting — Other relationships.”
Risk factors
You should carefully consider all of the information in this prospectus supplement as well as the risk factors disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

SUPPLEMENTAL RISK FACTORS
Before investing in the notes, you should carefully consider the supplemental risks described below in addition to the risks described under “Risk factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated by reference herein, as well as the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. The risks and uncertainties described herein and therein are not the only risks and uncertainties we face. See “Where you can find more information.” If any of the events described in the following risk factors occur, our business, operating results and financial condition could be seriously harmed, and you may lose all or part of your investment.
Our indebtedness could adversely affect our financial flexibility and our competitive position.
We have, and upon consummation of this offering and the application of the net proceeds as described in “Use of proceeds,” will continue to have a significant amount of indebtedness. Our level of indebtedness increases the risk that we may be unable to generate sufficient cash to pay amounts due in respect of our indebtedness, including the notes. Our indebtedness could have other important consequences to you and significantly impact our business. For example, it could:
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make it more difficult for us to satisfy our obligations with respect to the notes;

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increase our vulnerability to adverse changes in general economic, industry and competitive conditions;

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require us to dedicate a substantial portion of our cash flow from operations to make payments on our indebtedness and leases, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

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limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

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limit our ability to make material acquisitions or take advantage of business opportunities that may arise;

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expose us to fluctuations in interest rates, to the extent our borrowings bear variable rates of interest;

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place us at a competitive disadvantage compared to our competitors that have less debt;

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limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business plan or other general corporate purposes on satisfactory terms or at all;

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reduce the amount of surplus funds distributable by the non-guarantor subsidiaries to us for use in our business, such as for the payment of indebtedness, including the notes; and

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lead us to elect to make additional investments in our non-guarantor subsidiaries if their cash flow from operations is insufficient for them to make payments on their indebtedness.

We may incur additional debt, which could exacerbate the risks associated with our leverage.
We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although covenants under our credit agreements, the indentures governing our existing senior notes and the indenture governing the notes offered hereby will limit our ability and the ability of our subsidiaries to incur additional indebtedness, the terms of the indenture governing the notes offered hereby will permit us to incur significant additional indebtedness. To the extent that we incur additional indebtedness or such other obligations, the risks associated with our indebtedness described above, including our possible inability to service our debt, will increase. See “Description of other indebtedness.”

The indenture governing the notes will contain, and our credit facilities and the indentures governing our existing senior notes contain, restrictive covenants that limit our operating flexibility and could adversely affect our financial condition.
The indenture governing the notes will contain, our credit facilities and the indentures governing our existing senior notes contain, and the agreements evidencing or governing other future indebtedness may contain, restrictive covenants that will limit our operating flexibility and could adversely affect our financial condition.
The indenture governing the notes will require us to comply with or maintain certain financial tests and limit or prohibit our ability to, among other things:
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consummate a merger, consolidation or sale of all or substantially all of our assets; and

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incur additional secured and unsecured indebtedness.

In addition, the indenture governing the notes, and the indentures governing our other existing senior notes and our credit agreements require us to meet specified financial tests. All of these restrictions may limit our ability to expand, pursue or execute our business strategies. If operating results fall below current levels, we may be unable to meet these financial tests or comply with these covenants. Our failure to comply with these covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our indebtedness, in which case we may not be able to repay all of our indebtedness, and the notes may not be repaid fully, or at all.
Payment of principal and interest on the notes will be effectively subordinated to our existing and future secured debt to the extent of the value of the assets securing that debt.
The notes are not secured. Our obligations and the obligations of the subsidiary guarantors under our credit agreements are currently unsecured and would be pari passu in right of payment with the notes. In addition to our existing secured indebtedness, we may in the future choose to secure, as future secured indebtedness, certain indebtedness that is currently unsecured (including, without limitation, the indebtedness under our credit agreements), to refinance such unsecured indebtedness with secured indebtedness, or to otherwise issue or assume future secured indebtedness, subject to compliance with any applicable restrictions in our credit facilities, in the indentures relating to our existing notes and in the indenture governing the notes offered hereby. The notes would be effectively subordinate to our payment obligations in connection with any existing and future secured indebtedness of ours, and the guarantees of the notes by the subsidiary guarantors would likewise be effectively subordinate to any existing and future secured indebtedness of the subsidiary guarantors of the notes. The notes are also structurally subordinated to the existing and future indebtedness of our non-guarantor subsidiaries. In the event of our liquidation or insolvency, or if any of our secured indebtedness is accelerated, the assets securing such indebtedness will first be applied to repay our obligations under our secured indebtedness in full and then to repay our obligations under our unsecured indebtedness, including the notes. As a result, the notes are effectively subordinated to any of our existing and future secured indebtedness (or guarantees of that indebtedness), and that of the subsidiary guarantors to the extent of the value of the assets securing that indebtedness, and the notes are structurally subordinated to our existing and future indebtedness of our non-guarantor subsidiaries. The holders of the notes would, in all likelihood, recover ratably less than the lenders of our secured indebtedness in the event of our bankruptcy or insolvency.
Not all of our subsidiaries are guarantors and therefore the notes are structurally subordinated in right of payment to the indebtedness and other liabilities of our existing and future subsidiaries that do not guarantee the notes.
The subsidiary guarantors of the notes will include only our existing and future subsidiaries that guarantee any current or future unsecured indebtedness of Omega for borrowed money in an amount at least equal to $100 million (including as of the date hereof our existing notes and indebtedness under our credit agreements). Initially, the sole subsidiary guarantor of the notes will be the Operating Partnership.
The notes and guarantees are structurally subordinated to all of the liabilities of any of our subsidiaries that do not guarantee the notes and will be required to be paid before the holders of the notes have a claim, if any, against those subsidiaries and their assets. Therefore, if there were a dissolution, bankruptcy, liquidation or reorganization of any such subsidiary, the holders of notes would not receive any amounts with respect to the notes from the assets of such subsidiary until after the payment in full of the claims of creditors, including trade creditors and secured creditors, of such subsidiary.
To service our debt, we will require a significant amount of cash, which depends on many factors beyond our control.
Our ability to make payments on and to refinance our debt, including the notes, will depend on our ability to generate cash in the future. This, to an extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flow or that future borrowings will be available to us in an amount sufficient to enable us to pay our debt, including the notes, or to fund our other liquidity needs. If our future cash flow from operations and existing sources of funds are insufficient to pay our obligations as they mature or to fund our liquidity needs, we may be forced to reduce or delay our business activities and capital expenditures, sell assets, obtain additional equity capital or restructure or refinance all or a portion of our debt on or before maturity. We cannot assure you that we will be able to refinance any of our debt on a timely basis or on satisfactory terms, if at all. In addition, the terms of our existing debt and other future debt may limit our ability to pursue any of these alternatives.
Holders of the notes will not be entitled to require us to redeem or repurchase the notes upon the occurrence of a change of control or highly leveraged transactions or other designated events.
The notes offered hereby do not have any rights to require us to offer to repurchase the notes upon the occurrence of a change of control event or otherwise, even though such transactions could increase the amount of our indebtedness or otherwise adversely affect our capital structure or credit ratings, thereby adversely affecting the market value of the notes.
A downgrade in our credit ratings could materially adversely affect our business and financial condition.
We plan to manage our operations to maintain a capital structure consistent with our current profile, but there can be no assurance that we will be able to maintain our current credit ratings.
If the applicable rating agencies reduce our credit rating or the credit rating of the notes, the market price of the notes may be adversely affected. Any downgrades in terms of ratings or outlook by any of the rating agencies could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our financial condition, results of operations and liquidity.
Under certain circumstances a court could void or subordinate the notes or the related guarantees under fraudulent transfer laws.
Our issuance of the notes and our subsidiaries’ issuance of the guarantees may be subject to review under federal bankruptcy law or state fraudulent transfer law. If we become a debtor in a case under the U.S. Bankruptcy Code or if unpaid creditors file a lawsuit against us under relevant state fraudulent transfer law, a court may review the issuance of the notes to determine whether our obligations under the notes are void as fraudulent transfers. The laws related to fraudulent transfers differ among various jurisdictions. In general, however, a court might void our obligations under the notes if it found that, when we issued the notes, (i) we received less than reasonably equivalent value or fair consideration in exchange for the notes, and (ii) we either (a) were insolvent or were rendered insolvent by the issuance of the notes, (b) were left with unreasonably small capital to conduct our business, or (c) intended to incur, or believed or reasonably should have believed that we would incur, debts beyond our ability to pay. The court could also void our obligations under the notes, without regard to factors (i) and (ii), if it found that we issued the notes with actual intent to hinder, delay or defraud our creditors. As an alternative to voiding our obligations under the notes, a court could impose other legal or equitable remedies, such as subordinating the notes to our presently existing or future debts or taking some other actions detrimental to repayment of the notes.
Similarly, if a guarantor becomes a debtor in a case under the U.S. Bankruptcy Code or if unpaid creditors filed a lawsuit against a guarantor under relevant state fraudulent transfer law, a court may review the issuance of its guarantee to determine whether such guarantee is void as a fraudulent transfer. In general, a court might void a guarantee if it finds that when such guarantor issued its guarantee (or in some jurisdictions, when payments became due under the guarantee), factors (i) and (ii) above applied to such guarantor. Similarly, the court could also void a guarantee, without regard to factors (i) and (ii) above, if it found that such guarantor issued its guarantee with actual intent to hinder, delay or defraud its creditors. Similarly, as an alternative to voiding a guarantor’s obligations under a guarantee, a court could impose other legal or equitable remedies, such as subordinating the guarantee to the guarantor’s presently existing or future debts or taking some other actions detrimental to payment on the guarantee. If a court were to void or subordinate one or more guarantees, we cannot assure you that funds would be available to pay the notes from another guarantor or from any other source.
In addition, a court could, under the legal theories discussed above, also void any payments made by us to you pursuant to the notes or any payments made by a guarantor to you pursuant to a guarantee, and require the return of any payment or the return of any realized value to us or the guarantor, as the case may be, or to a fund for the benefit of the creditors of us or the guarantor.
The test for determining solvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied. In general, a court would consider an entity insolvent if (i) it could not pay its existing debts as they become due, (ii) the sum of its existing debts exceeds the fair value of all of its property, or (iii) the present fair saleable value of its assets is less than the amount required to pay the probable liability on its existing debts as they become due. For this analysis, “debts” includes contingent, unmatured and unliquidated debts. The indenture governing the notes will contain provisions intending to limit the liability of each guarantor on its guarantee to the maximum amount that such guarantor can incur without risk that its guarantee will be subject to avoidance as a fraudulent transfer. However, these provisions may not be effective to protect such guarantees from fraudulent transfer challenges, and, even if they were, such provisions would have the effect of limiting the amount you could recover under the guarantees.
If a court voided our obligations under the notes and the obligations of all of the guarantors under their guarantees, you would not have a claim against us or the guarantors and would likely have no source from which to recover amounts due under the notes.
An active trading market may not develop for the notes.
There is no existing trading market for the notes. Although the underwriters have informed us that they currently intend to make a market in the notes, they have no obligation to do so and may discontinue making a market at any time without notice. We do not intend to apply for listing of the notes on any securities exchange or other established trading market.

The liquidity of any market for the notes will depend on a number of factors, including:
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the number of holders of the notes;

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our performance;

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the market for similar securities;

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the interest of securities dealers in making a market in the notes; and

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prevailing interest rates.

An active market for the notes may not develop and, if it develops, may not continue.
Our management will have broad discretion in allocating the net proceeds of this offering.
Our management has significant flexibility in applying the net proceeds we expect to receive in this offering. We intend to use the net proceeds from this offering as described in “Use of proceeds,” but because the net proceeds are not required to be allocated to any specific acquisition or investment opportunity, investors cannot determine at this time the value or propriety of our application of the net proceeds, and investors may not agree with our decisions. In addition, our use of the net proceeds from this offering may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could have a material adverse effect on our business, results of operations or financial condition. See “Use of proceeds.”
If a bankruptcy petition were filed by or against us, you may receive a lesser amount for your claim than you would be entitled to receive under the indenture governing the notes.
If a bankruptcy case were filed by or against us under the U.S. Bankruptcy Code after the issuance of the notes, the holders of the notes may receive, on account of their claims related to the notes, less than they would be entitled to under the terms of the indenture governing the notes, even if sufficient funds are available.
Certain proposed changes in tax law may have adverse tax consequences to certain non-U.S. holders of the notes.
On May 22, 2025, the United States House of Representatives passed a bill that, if enacted into law, may affect the U.S. federal income tax considerations applicable to certain non-U.S. holders of the notes. In particular, the bill proposes to increase the current U.S. tax rates, including reduced rates provided under an applicable income tax treaty, on interest payable under the notes to certain individuals and entities resident in, or owned by residents of, countries (“applicable persons”) that have enacted any unfair foreign tax, as defined in the bill. Among other things, the bill provides for escalating rates of tax on payments to applicable persons, including applicable persons that claim a reduced rate of withholding tax under an applicable income tax treaty, up to 20% above the current statutory rates of tax (determined without regard to any rate provided under an applicable income tax treaty in lieu of such statutory rate). Based on the Report of the Committee on the Budget of the House of Representatives, H. Rpt. 119-106, such increased rates of tax are not intended to apply to holders that claim the portfolio interest exemption with respect to interest payments under the notes. The likelihood of the bill or other similar legislation being enacted is uncertain, and the provisions of the bill or other similar legislation may change prior to enactment. Prospective investors in the notes should consult their legal and tax advisors regarding the likelihood of the bill becoming law and the potential effects of the bill to them of investing in the notes.

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts included in this prospectus supplement and the documents incorporated by reference in this prospectus supplement or the accompanying prospectus may constitute forward-looking statements. These statements relate to our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, performance and underlying assumptions and other statements other than statements of historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology including, but not limited to, terms such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof or variations thereon or similar terminology. These statements are based on information available on the date of this filing and only speak as to the date hereof and no obligation to update such forward-looking statements should be assumed. Our actual results may differ materially from those reflected in the forward-looking statements included or incorporated in this prospectus supplement or the accompanying prospectus. These forward-looking statements involve risks and uncertainties that may cause our actual future activities and results of operations to be materially different from those suggested or described in this prospectus supplement. There are a number of factors that could cause our actual results to differ materially from those projected in such forward-looking statements. These factors include, without limitation:
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those items discussed under “Supplemental risk factors” herein and under “Risk Factors” in Item 1A to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as supplemented from time-to-time in Part II, Item 1A to our Quarterly Reports on Form 10-Q;

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uncertainties relating to the business operations of the operators of our assets, including those relating to reimbursement by third-party payors, regulatory matters, occupancy levels and quality of care, including the management of infectious diseases;

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the timing of our operators’ recovery from staffing shortages, increased costs and decreased occupancy resulting from inflation and the long-term impacts of the COVID-19 pandemic and the sufficiency of previous government support and current reimbursement rates to offset such costs and the conditions related thereto;

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additional regulatory and other changes in the healthcare sector, including potential changes to Medicaid or Medicare reimbursements, state regulatory initiatives or minimum staffing requirements for SNFs that may further exacerbate labor and occupancy challenges for our operators;

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the ability of our operators in bankruptcy to reject unexpired lease obligations, modify the terms of our mortgages and impede our ability to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations, and other costs and uncertainties associated with operator bankruptcies;

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changes in tax laws and regulations affecting REITs, including as the result of any policy changes driven by the current focus on capital providers to the healthcare industry;

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our ability to re-lease, otherwise transition, or sell underperforming assets or assets held for sale on a timely basis and on terms that allow us to realize the carrying value of these assets or to redeploy the proceeds therefrom on favorable terms, including due to the potential impact of changes in the SNF and ALF markets or local real estate conditions;

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the availability and cost of capital to us;

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changes in our credit ratings and the ratings of our debt securities;

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competition in the financing of healthcare facilities;

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competition in the long-term healthcare industry and shifts in the perception of various types of long-term care facilities, including SNFs and ALFs;

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changes in the financial position of our operators;

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the effect of economic, regulatory and market conditions generally and, particularly, in the healthcare industry and in jurisdictions where we conduct business, including the U.K.;

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changes in interest rates and the impacts of inflation and changes in global tariffs;

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the timing, amount and yield of any additional investments;

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our ability to maintain our status as a REIT; and

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the effect of other factors affecting our business or the businesses of our operators that are beyond our or their control, including natural disasters, public health crises or pandemics, cyber threats and governmental action, particularly in the healthcare industry.

The risks set forth above are not exhaustive. Other sections of this prospectus supplement, including “Supplemental risk factors” and the accompanying prospectus, including the documents that we incorporate by reference herein and therein, may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Investors should also refer to our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K as we file them with the SEC, and to other materials we may furnish to the public from time to time through Current Reports on Form 8-K or otherwise, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements. We expressly disclaim any responsibility to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events, or otherwise, and you should not rely upon these forward-looking statements after the date of this prospectus supplement.

MARKET AND INDUSTRY DATA
This prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein include market share, industry data and forecasts that we obtained from the U.S. Census Bureau and the Centers for Medicare and Medicaid Services. In this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, we rely on and refer to additional information regarding market data obtained from internal sources, market research, publicly available information and industry publications. Although we believe the information is reliable, neither we nor the underwriters can guarantee the accuracy or completeness of the information and have not independently verified it.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act. As a result, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the website maintained by the SEC at www.sec.gov, as well as on our website at www.omegahealthcare.com. Because shares of our common stock trade on the New York Stock Exchange (the “NYSE”), you may inspect information that we file with the NYSE at the offices of the NYSE at 20 Broad Street, New York, New York 10005. Information on our website is not incorporated by reference herein, and our web address is included as an inactive textual reference only.
We “incorporate by reference” certain information we file with the SEC, which means that we can disclose important information to you by referring to our filings with the SEC. The information that we incorporate by reference is considered a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below, which we have previously filed with the SEC. We are not incorporating and will not incorporate by reference into this prospectus past or future information on reports furnished or that will be furnished under Items 2.02 and/or 7.01 of, or otherwise with, Form 8-K:
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Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 2, 2025;

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Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 13, 2025;

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our Current Reports on Form 8-K, filed with the SEC on January 6, 2025 and June 6, 2025 (2); and

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those portions of our Proxy Statement on Schedule 14A filed with the SEC on April 22, 2025 specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2024.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of this offering will be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of the filing of such documents, other than information in the documents that is not deemed to be filed with the SEC. A statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document that is incorporated by reference into this prospectus supplement or accompanying prospectus, modifies or supersedes that statement.

Any statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
These documents contain important information about our financial condition. You may obtain copies of any documents incorporated by reference in this prospectus supplement from us, from the SEC or from the SEC’s website as described below. Documents incorporated by reference are available without charge from us, excluding exhibits thereto, unless we have specifically incorporated by reference such exhibits in this prospectus supplement. Any person, including any beneficial owner, to whom this prospectus supplement is delivered, may obtain documents incorporated by reference in, but not delivered with, this prospectus supplement by requesting them from us in writing or by telephone at Omega Healthcare Investors, Inc., Attention: Andrew Dorsey or David Griffin, 303 International Circle, Suite 200, Hunt Valley, Maryland 21030, telephone number (410) 427-1700. You may also access our filings free of charge on our website at www.omegahealthcare.com, or at the website maintained by the SEC at www.sec.gov. Information on our website is not incorporated by reference herein, and our web address is included as an inactive textual reference only.

USE OF PROCEEDS
We expect the net proceeds from this offering to be approximately $589.01 million, after deducting the underwriting discounts and commissions and the estimated expenses. We intend to use the proceeds of this offering for general corporate purposes, which may include, among other things, repayment of our existing indebtedness and future acquisition or investment opportunities in healthcare-related real estate properties and to pay certain fees and expenses related to this offering.
As of March 31, 2025, we had (i) $478.5 million of senior unsecured term loans outstanding under our term loan facilities, (ii) a $237.6 million or £184.1 million GBP denominated secured mortgage loan and (iii) $3.8 billion of senior unsecured notes outstanding. U.S. dollar equivalent amounts are based on the exchange rate in effect at March 31, 2025.
See “Description of other indebtedness” for a description of our term loan facilities, 2026 mortgage loan, revolving credit facility and existing senior notes. Any borrowings under our revolving credit facility that we repay with net proceeds from this offering may be reborrowed, subject to customary conditions. Affiliates of certain of the underwriters are lenders under our term loan facilities, 2026 mortgage loan, revolving credit facility and existing senior notes, and consequently may receive a portion of the net proceeds of the offering to the extent such proceeds are used for the repayment of outstanding borrowings under such facilities. See “Underwriting—Other relationships.”
Pending application of the net proceeds for the purposes described above, we may invest such net proceeds in various instruments, including short- and intermediate-term, interest bearing obligations having investment grade ratings, U.S. government obligations or money market funds primarily invested in securities issued by the U.S. government or its agencies or hold such net proceeds in cash and cash equivalents.

DESCRIPTION OF OTHER INDEBTEDNESS
Credit facilities
Omega revolving credit facility
Omega has a credit agreement dated as of April 30, 2021, as amended (the “Omega Credit Agreement”), with a syndicate of financial institutions (as lenders, the “Omega Lenders”). The Omega Credit Agreement provides for a $1.45 billion senior unsecured multicurrency revolving credit facility (the “Revolving Credit Facility”), which may be drawn in Euros, GBP, Canadian Dollars, (collectively, “Alternative Currencies”), or U.S. Dollars. The Revolving Credit Facility consists of a $1.15 billion tranche available in U.S. Dollars and a $300 million tranche available in Alternative Currencies. At December 31, 2024, we had no outstanding borrowings under the Revolving Credit Facility.
The material terms of the Revolving Credit Facility are as follows:
Repayment.   The Revolving Credit Facility matures on October 30, 2025, subject to Omega’s option to extend such maturity date for one additional six-month period (subject to compliance with a notice requirement and other customary conditions).
Interest rates and fees.   The Revolving Credit Facility bears interest at the Secured Overnight Financing Rate (“SOFR”) plus an adjustment of 0.11448% per annum (or in the case of loans denominated in GBP, the Sterling Overnight Index Average (“SONIA”) reference rate plus an adjustment of 0.1193% per annum, and in the case of loans denominated in Euros, the Euro interbank offered rate, or EURIBOR) plus an applicable margin (as described below).
The applicable margins with respect to the Omega Credit Facilities are determined in accordance with a performance grid based on the investment grade ratings from Standard & Poor’s (“S&P”), Moody’s and/or Fitch Ratings with respect to any non-credit-enhanced, senior unsecured long-term debt of Omega or Operating Partnership, as the case may be.
The applicable margin for the Revolving Credit Facility may range from 1.85% to 0.95%. Letter of credit fees may range from 1.55% to 0.825% per annum, based on the same performance grid. The default rate on the Revolving Credit Facility is 2.0% above the interest rate otherwise applicable.
Prepayments; reduction or termination of commitments.   Omega may elect to prepay the Revolving Credit Facility at any time in whole or in part, or reduce or terminate the revolving commitments under the Revolving Credit Facility, in each case without fees or penalty.
Covenants.   The Omega Credit Agreement contains customary affirmative and negative covenants. In addition, the Omega Credit Agreement contains financial covenants, including those relating to maximum total leverage, maximum secured leverage, maximum unsecured leverage, minimum fixed charge coverage, minimum consolidated tangible net worth, and minimum unsecured interest coverage.
Events of default.   The Omega Credit Agreement includes customary events of default including, without limitation, nonpayment of principal, interest, fees or other amounts when due, material breach of representations and warranties, covenant defaults, cross-defaults, a change of control, bankruptcy events, material unsatisfied or unstayed judgments and loss of our REIT status.
Right to increase maximum borrowings.   Pursuant to the terms of the Omega Credit Agreement, the Omega Lenders have agreed that Omega may (subject to customary conditions) increase the maximum aggregate commitments under the Credit Agreement to $2.5 billion, by requesting an increase in the aggregate commitments under the Revolving Credit Facility or by adding one or more tranches of term loans.

Guarantees.   Our obligations in connection with the Revolving Credit Facility are jointly and severally guaranteed by any domestic subsidiary of Omega that provides a guarantee of any unsecured indebtedness of Omega Healthcare Investors, Inc. for borrowed money evidenced by bonds, debentures, notes or other similar instruments in an amount of at least $50 million individually or in the aggregate, for the benefit of the administrative agent under the Omega Credit Agreement and the Omega Lenders. Currently, the Operating Partnership is the sole guarantor of the Credit Agreement.
2025 term loan
On August 8, 2023, Omega entered into a $400 million senior unsecured term loan facility (the “2025 Term Loan”). On September 27, 2023, Omega exercised the accordion feature (discussed below) to increase the aggregate commitment under the 2025 Term Loan by $28.5 million. At December 31, 2024, $428.5 million of borrowings were outstanding under the 2025 Term Loan.
The 2025 Term Loan is being provided pursuant to a credit agreement, dated as of August 8, 2023, as amended (the “2025 Credit Agreement”), with a syndicate of financial institutions (as lenders, the “2025 Lenders”).
The material terms of the credit agreement governing the 2025 Term Loan are as follows:
Term loan advance and repayment.   $400 million of the 2025 Term Loan was advanced on August 14, 2023. On September 27, 2023, pursuant to the terms of the agreement, Omega increased the commitment to $28.5 million, which was advanced on the same date. The Term Loan does not amortize and is due and payable in full on August 8, 2025, subject to Omega’s option to extend such maturity date for two, 12-month periods.
Interest rates and fees.   The interest rates per annum applicable to the 2025 Term Loan are, at Omega’s option, based upon (a) 1-month or 3-month Term SOFR (as defined in the 2025 Credit Agreement) plus the applicable margin (as described below), (b) the SOFR Daily Floating Rate plus the applicable margin or (c) the base rate plus the applicable margin. The base rate will be the highest of  (i) the rate of interest publicly announced by the administrative agent as its prime rate in effect, (ii) the federal funds effective rate from time to time plus 0.50%, (iii) Term SOFR plus 1.0% and (iv) 1.0%.
The applicable margins with respect to the Term Loan are determined in accordance with a performance grid based on the investment grade ratings from S&P, Moody’s and/or Fitch Ratings with respect to any non-credit-enhanced senior unsecured long-term debt of Omega or its Operating Partnership, as the case may be.
The applicable margin for the 2025 Term Loan may range from 1.85% to 0.85% in the case of SOFR-based advances, and from 0.85% to 0.00% in the case of base rate advances. Such applicable margins will increase by 10 basis points each time the maturity date is extended pursuant to the extension options referred to above. The default rate on the 2025 Term Loan is 2.0% above the interest rate otherwise applicable to SOFR or base rate loans.
Hedging.   As of March 31, 2025, we have eleven interest rate swaps with notional value of $428.5 million that are designated as hedges against our exposure to changes in interest payment cash flows as a result of the variable interest rate on the 2025 Term Loan. These eleven interest rate swap contracts effectively convert our $428.5 million 2025 Term Loan to a new combined aggregate fixed rate of approximately 5.597% through its maturity. The effective fixed rate achieved by the combination of the 2025 Omega Credit Agreement and the interest rate swaps could fluctuate up by 40 basis points or down by 60 basis points based on future changes to our credit ratings.

Prepayments; reduction or termination of commitments.   The 2025 Term Loan may be prepaid at any time in whole or in part without fees or penalty. Principal amounts prepaid or repaid under the 2025 Term Loan may not be re-borrowed.
Covenants.   The 2025 Credit Agreement contains customary affirmative and negative covenants. In addition, the 2025 Credit Agreement contains financial covenants, including, without limitation, those relating to maximum total leverage, maximum secured leverage, maximum unsecured leverage, minimum fixed charge coverage, minimum consolidated tangible net worth, and minimum unsecured interest coverage.
Events of default.   The 2025 Credit Agreement includes customary events of default.
Guarantees.   Our obligations in connection with the 2025 Term Loan are jointly and severally guaranteed by any domestic subsidiary of Omega that provides a guarantee of any unsecured indebtedness of Omega for borrowed money evidenced by bonds, debentures, notes or other similar instruments in an amount of at least $50 million individually or in the aggregate.
Our existing senior notes
$600 million 5.250% Senior Notes due 2026
We have outstanding $600 million of 5.250% Senior Notes due 2026, which were issued pursuant to an indenture dated as of September 23, 2015, among us, the guarantors party thereto and U.S. Bank Trust Company, National Association (as successor trustee to U.S. Bank National Association), as trustee, as supplemented from time to time prior to the date hereof. Such notes mature on January 15, 2026.
Such notes may be redeemed by us, in whole or in part, prior to October 15, 2025, at a redemption price equal to 100% of the principal amount thereof, plus a “make-whole” premium calculated by reference to U.S. treasuries with a maturity comparable to the remaining term of such notes, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date. Such notes will be redeemable, in whole or in part, at any time on or after October 15, 2025, but prior to their stated maturity, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.
$700 million 4.50% Senior Notes due 2027
We have outstanding $700 million of 4.50% Senior Notes due 2027, which were issued pursuant to an indenture dated as of March 18, 2015, among us, the guarantors party thereto and U.S. Bank Trust Company, National Association (as successor trustee to U.S. Bank National Association), as trustee, as supplemented from time to time prior to the date hereof. Such notes mature on April 1, 2027.
Such notes may be redeemed by us, in whole or in part, prior to January 1, 2027, at a redemption price equal to 100% of the principal amount thereof, plus a “make-whole” premium calculated by reference to U.S. treasuries with a maturity comparable to the remaining term of such notes, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date. Such notes will be redeemable, in whole or in part, at any time on or after January 1, 2027, but prior to their stated maturity, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.
$550 million 4.750% Senior Notes due 2028
We have outstanding $550 million of 4.750% Senior Notes due 2028, which were issued pursuant to an indenture dated as of April 4, 2017, among us, the guarantors party thereto and U.S.

Bank Trust Company, National Association (as successor trustee to U.S. Bank National Association), as trustee, as supplemented from time to time prior to the date hereof. Such notes mature on January 15, 2028.
Such notes may be redeemed by us, in whole or in part, prior to October 15, 2027, at a redemption price equal to 100% of the principal amount thereof, plus a “make-whole” premium calculated by reference to U.S. treasuries with a maturity comparable to the remaining term of such notes, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date. Such notes will be redeemable, in whole or in part, at any time on or after October 15, 2027, but prior to their stated maturity, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.
$500 million 3.625% Senior Notes due 2029
We have outstanding $500 million of 3.625% Senior Notes due 2029, which were issued pursuant to an indenture dated as of September 20, 2019, among us, the guarantors party thereto and U.S. Bank Trust Company, National Association (as successor trustee to U.S. Bank National Association), as trustee, as supplemented from time to time prior to the date hereof. Such notes mature on October 1, 2029.
Such notes may be redeemed by us, in whole or in part, prior to July 1, 2029, at a redemption price equal to 100% of the principal amount thereof, plus a “make-whole” premium calculated by reference to U.S. treasuries with a maturity comparable to the remaining term of such notes, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date. Such notes will be redeemable, in whole or in part, at any time on or after July 1, 2029, but prior to their stated maturity, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.
$700 Million 3.375% Senior Notes due 2031
We have outstanding $700 million of 3.375% Senior Notes due 2031, which were issued pursuant to an indenture dated as of October 9, 2020, among us, the guarantors party thereto and U.S. Bank Trust Company, National Association (as successor trustee to U.S. Bank National Association), as trustee, as supplemented from time to time prior to the date hereof. Such notes mature on February 1, 2031.
Such notes may be redeemed by us, in whole or in part, prior to November 1, 2030, at a redemption price equal to 100% of the principal amount thereof, plus a “make whole” premium calculated by reference to U.S. treasuries with a maturity comparable to the remaining term of such notes, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date. Such notes will be redeemable, in whole or in part, at any time on or after November 1, 2030, but prior to their stated maturity, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.
$700 Million 3.250% Senior Notes due 2033
We have outstanding $700 million of 3.250% Senior Notes due 2033, which were issued pursuant to an indenture dated as of March 10, 2021, among us, the guarantors party thereto and U.S. Bank Trust Company, National Association (as successor trustee to U.S. Bank National Association), as trustee, as supplemented from time to time prior to the date hereof. Such notes mature on April 15, 2033.
Such notes may be redeemed by us, in whole or in part, prior to January 15, 2033, at a redemption price equal to 100% of the principal amount thereof, plus a “make whole” premium calculated by reference to U.S. treasuries with a maturity comparable to the remaining term of such notes, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date. Such notes will be redeemable, in whole or in part, at any time on or after January 15, 2033, but prior to their stated maturity, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.
Certain additional terms of existing senior notes
The indentures governing our existing senior notes contain covenants that limit the ability of Omega Healthcare Investors, Inc. and certain of its subsidiaries to, among other things, incur additional indebtedness and merge, consolidate or sell all or substantially all of their respective assets, and that require us to maintain a minimum ratio of unencumbered assets to unsecured debt.
The indentures governing our existing senior notes include customary events of default including, without limitation, nonpayment of principal or interest when due, covenant defaults, and certain events of bankruptcy and insolvency.
Our existing senior notes are unsecured obligations of Omega Healthcare Investors, Inc. and are currently guaranteed by the Operating Partnership.
2026 Mortgage Loan
At March 31, 2025, we had a £184.1 million or $237.6 million GBP denominated mortgage loan outstanding that matures on August 24, 2026 (the “2026 Mortgage Loan”). The 2026 Mortgage Loan was assumed as part of an acquisition of the remaining 51% equity interest in a U.K. joint venture in July 2024. The 2026 Mortgage Loan can be repaid without a prepayment penalty beginning November 25, 2025. The 2026 Mortgage Loan bears interest at the SONIA plus an applicable margin of 5.38%. As part of the transaction, we also assumed four interest rate cap contracts that ensure the annual interest rate on the 2026 Mortgage Loan does not exceed 10.38%.

DESCRIPTION OF THE NOTES
We will issue the notes under an indenture (the “Base Indenture”), among Omega Healthcare Investors, Inc. (the “Issuer,” the “Company,” “we” or “us”), the Guarantors and U.S. Bank Trust Company, National Association, as trustee, as supplemented by a first supplemental indenture, each to be entered into on the closing date of this offering (the “Supplemental Indenture”), among the Issuer, the Guarantors and the trustee. In this prospectus supplement, we refer to the Base Indenture, as supplemented by the Supplemental Indenture, as the same may be amended or supplemented from time to time, as the “indenture.” You can obtain a copy of the indenture from the Issuer upon request.
The following description of certain provisions of the indenture is a summary only. We urge you to read the indenture because it defines your rights with respect to the notes issued under it. More specific terms as well as definitions of relevant terms can be found in the indenture and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You can find definitions of certain capitalized terms used in this description under “Certain definitions.” For purposes of this section only, references to the “Issuer,” “we” or “us” include only Omega Healthcare Investors, Inc., and not its subsidiaries.
General
The notes will be unsecured senior obligations of the Issuer.
The notes will be issued in an initial aggregate principal amount of  $600,000,000. The notes will mature on July 1, 2030. The notes will bear interest at a rate of 5.200% per annum, payable semi-annually to holders of record at the close of business on June 15 or December 15 of each year immediately preceding the interest payment date on July 1 or January 1 of each year, commencing January 1, 2026. Accrued interest will also be payable on the date of maturity or any earlier date of redemption of the notes. Interest on the notes will be computed on the basis of a 360- day year of twelve 30-day months.
Principal of, premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency of the Issuer in the Borough of Manhattan, the City of New York, which initially will be the corporate trust office of the trustee in New York, New York.
The notes will be issued only in fully registered form, without coupons, in denominations of $2,000 of principal amount and any integral multiple of  $1,000 in excess thereof. No service charge will be made for any registration of transfer or exchange of notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with a registration of transfer.
Subject to the covenants described below under “Certain Covenants” and applicable law, the Issuer may, from time to time, without the consent of the holders of the notes, issue additional notes under the indenture having the same ranking and the same interest rate, maturity and other terms as the outstanding notes offered hereby, except for the public offering price, the issue date and, if applicable, the initial interest payment date and initial interest accrual date. The notes issued in this offering and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including waivers, amendments, redemptions and offers to purchase; provided, however, that if such additional notes are not fungible with the previously outstanding notes for U.S. federal income tax purposes, the additional notes would have a separate CUSIP or ISIN number than the notes offered hereby.
The notes are a series of senior debt securities that the Issuer may issue under the Base Indenture. Under certain circumstances, all outstanding senior debt securities issued under the Base Indenture vote as a single class. See “—Modification of the indenture.”

The indenture has been qualified under the Trust Indenture Act. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.
Guarantees and guarantors
The notes will be guaranteed on an unsecured senior basis by OHI Healthcare Properties Limited Partnership, the Issuer’s operating partnership (the “Operating Partnership”), and any other Subsidiary of the Issuer which in the future becomes a Guarantor. The guarantees of the notes (sometimes referred to herein as “Securities Guarantees”) will be unconditional regardless of the enforceability of the notes and the indenture. Initially, the Operating Partnership will be the sole Guarantor.
Each Subsidiary that subsequently guarantees unsecured Indebtedness of the Issuer (that would constitute Indebtedness under clauses (1) or (2) of the definition thereof) in a principal amount at least equal to $100 million will be required to execute a Securities Guarantee within 30 days. See “—Securities Guarantees by certain subsidiaries.”
The Securities Guarantees may be released under certain circumstances. See “—Securities Guarantees by certain Subsidiaries”.
The registered holder of a note will be treated as its owner for all purposes. Only registered holders will have rights under the indenture with respect to the notes.
Optional redemption
Prior to June 1, 2030 (1 month prior to their maturity date) (the “Par Call Date”), the Issuer may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, and
(2) 100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, the Issuer may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the date of notice of redemption based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third Business Day preceding the date of notice of redemption H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such date of notice of redemption of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.
In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of  $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by The Depository Trust Company (“DTC”) (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Unless the Issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Sinking fund
The notes are not entitled to any sinking fund payments.

Ranking
The notes will be unsecured senior obligations of the Issuer and will rank equally in right of payment with all existing and future unsecured senior Indebtedness of the Issuer. The notes will be effectively subordinated to all of our and our consolidated Subsidiaries’ Secured Indebtedness to the extent of the value of the assets securing such Indebtedness, and structurally subordinated to all existing and future liabilities (including indebtedness, trade payables and lease obligations) of our non-guarantor Subsidiaries.
As of March 31, 2025, we had approximately $4.5 billion of Indebtedness outstanding, including $3.8 billion of senior unsecured notes, $478.5 million of unsecured term loans outstanding under our term loan facilities, all of which would be pari passu in right of payment with the notes and the related Securities Guarantees of the Guarantors, and approximately $237.6 million or £184.1 million GBP denominated of a secured mortgage loan.
Each Guarantor’s guarantee of the notes will be unsecured senior obligations of such Guarantor, and will rank equally in right of payment with all existing and future unsecured senior Indebtedness of such Guarantor. The guarantees of our Guarantors will be structurally subordinated to all of the Secured Indebtedness of such Guarantors to the extent of the value of the assets securing such Indebtedness.
As of the date of the issuance of the notes, our non-guarantor Subsidiaries will include all Subsidiaries other than the Operating Partnership, since no other Subsidiaries guarantee unsecured indebtedness of the Issuer (that would constitute Indebtedness under clauses (1) or (2) of the definition of Indebtedness) at least equal to $100 million. The notes will be structurally subordinated to all indebtedness and other liabilities of our Subsidiaries that do not guarantee the notes.
Certain definitions
Set forth below are definitions of certain terms contained in the indenture that are used in this description. Please refer to the indenture for the definition of other capitalized terms used in this description that are not defined below.
“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Subsidiary or that is assumed in connection with an Asset Acquisition from such Person by a Subsidiary and not incurred by such Person in connection with, or in anticipation of, such Person becoming a Subsidiary or such Asset Acquisition; provided, however, that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.
“Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) (before giving effect to cash dividends on preferred stock of the Issuer or charges resulting from the redemption of preferred stock of the Issuer) of the Issuer and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; provided, however, that the following items shall be excluded in computing Adjusted Consolidated Net Income, without duplication:
(1) the net income of any Person, other than the Issuer or a Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Issuer or any of its Subsidiaries by such Person during such period;
(2) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary;
(3) any after-tax gains or losses attributable to asset sales; and
(4) all extraordinary gains and extraordinary losses.
“Adjusted Total Assets” means, for any Person, the sum of:
(1) Total Assets for such Person as of the end of the fiscal quarter preceding the Transaction Date as set forth on the most recent quarterly or annual consolidated balance sheet of the Issuer and its Subsidiaries, prepared in conformity with GAAP and filed with the SEC or provided to the trustee pursuant to the “Reports to holders” covenant; and
(2) any increase in Total Assets following the end of such quarter including, without limitation, any increase in Total Assets resulting from the application of the proceeds of any additional Indebtedness.
“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively; and “amendment” shall have a correlative meaning.
“Asset Acquisition” means:
(1) an investment by the Issuer or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary or shall be merged into or consolidated with the Issuer or any of its Subsidiaries; provided, however, that such Person’s primary business is related, ancillary, incidental or complementary to the businesses of the Issuer or any of its Subsidiaries on the date of such investment; or
(2) an acquisition by the Issuer or any of its Subsidiaries from any other Person of assets that constitute substantially all of a division or line of business, or one or more healthcare properties, of such Person; provided, however, that the assets and properties acquired are related, ancillary, incidental or complementary to the businesses of the Issuer or any of its Subsidiaries on the date of such acquisition.
“Asset Disposition” means the sale or other disposition by the Issuer or any of its Subsidiaries, other than to the Issuer or another Subsidiary, of:
(1) all or substantially all of the Capital Stock of any Subsidiary, or
(2) all or substantially all of the assets that constitute a division or line of business, or one or more healthcare properties, of the Issuer or any of its Subsidiaries.
“Board of Directors” means:
(1) with respect to a corporation, the Board of Directors of the corporation or any duly authorized committee thereof;
(2) with respect to a partnership, the Board of Directors of the general partner of the partnership or the board or committee of the general partner of the partnership serving a similar function; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.
“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York or Maryland are authorized or required by law to close.
“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership interests, whether general or limited, in the equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock; provided, however, that leases of real property that provide for contingent rent based on the financial performance of the tenant shall not be deemed to be Capital Stock.
“Capitalized Lease” means, as applied to any Person, any lease of any property, whether real, personal or mixed, of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person as a finance lease.
“Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease as reflected on the balance sheet of such Person as determined in conformity with GAAP.
“Clearstream” means Clearstream Banking, S.A., or its successor.
“Closing Date” means the date on which the initial notes are issued.
“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person’s equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of common stock.
“Consolidated EBITDA” means, for any period, Adjusted Consolidated Net Income for such period plus amounts which have been deducted and minus amounts which have been added for, without duplication:
(1) Consolidated Interest Expense;
(2) provision for taxes;
(3) extraordinary items, including impairment losses and gains on sales or other dispositions of properties and other Investments;
(4) real estate related depreciation and amortization expense;
(5) the effect of any non-recurring or non-cash items, as determined reasonably and in good faith by Issuer (including, without limitation, all prepayment penalties and all costs or fees incurred in connection with any debt financing or amendment thereto, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed));
(6) amortization of deferred charges;
(7) income or expenses attributable to transactions involving derivative instruments that do not qualify for hedge accounting; and
(8) acquisition expenses;

all as determined on a consolidated basis for the Issuer and its Subsidiaries in conformity with GAAP; provided, however, that, if any Subsidiary is not a Wholly Owned Subsidiary, Consolidated EBITDA shall be reduced (to the extent not already reduced in Adjusted Consolidated Net Income or otherwise reduced in accordance with GAAP) by an amount equal to:
(a)
the amount of the Adjusted Consolidated Net Income attributable to such Subsidiary multiplied by

(b)
the percentage ownership interest in the income of such Subsidiary not owned on the last day of such period by the Issuer or any of its Subsidiaries.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest expense in respect of Indebtedness of the Issuer and its Subsidiaries during such period, all as determined on a consolidated basis in conformity with GAAP including, without limitation (without duplication):
(1)
amortization of debt issuance costs, debt discount or premium and other financing fees and expenses;

(2)
the interest portion of any deferred payment obligations;

(3)
all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers’ acceptance financing;

(4)
the net costs associated with Interest Rate Agreements and Indebtedness that is Guaranteed or secured by assets of the Issuer or any of its Subsidiaries; and

(5)
all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Issuer and its Subsidiaries;

(6)
excluding, to the extent included in interest expense above, the amount of such interest expense of any Subsidiary if the net income of such Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof  (but only in the same proportion as the net income of such Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof), as determined on a consolidated basis in conformity with GAAP.

“Default” means, with respect to notes of any series, any event that is, or after notice or passage of time or both would be, an Event of Default.
“Depositary” means, with respect to the notes issuable or issued in whole or in part in global form, the Person specified in the indenture as the Depositary with respect to the notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of the indenture.
“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:
(1) required to be redeemed prior to the Stated Maturity of the notes,
(2) redeemable at the option of the holder of such class or series of Capital Stock, at any time prior to the Stated Maturity of the notes, or
(3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the notes;
provided, however, that any Capital Stock that would not constitute Disqualified Stock but for customary provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the notes shall not constitute Disqualified Stock.
“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, or its successor.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Existing Note Indentures” means the indenture governing the Issuer’s 5.250% senior notes due 2026, the indenture governing the Issuer’s 4.500% senior notes due 2027, the indenture governing the Issuer’s 4.750% senior notes due 2028, the indenture governing the Issuer’s 3.625% senior notes due 2029, the indenture governing the Issuer’s 3.375% senior notes due 2031 and the indenture governing the Issuer’s 3.250% senior notes due 2033 (each an “Existing Note Indenture”), as each such Existing Note Indenture may be supplemented from time to time.
“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be paid in an arm’s-length transaction between an informed and willing seller under no pressure or compulsion to sell and an informed and willing buyer under no pressure or compulsion to buy, as determined in good faith by the Board of Directors of the Issuer, whose determination shall be conclusive if evidenced by a Board Resolution.
“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. Except as otherwise specifically provided in the indenture, all terms of an accounting or financial nature and all ratios and computations contained or referred to in the indenture shall be computed in conformity with GAAP applied on a consistent basis.
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:
(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or
(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof  (in whole or in part);
provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“Guarantors” means, when used with respect to the notes, (i) each Subsidiary that is a guarantor of Indebtedness under the Existing Note Indentures on the Closing Date, (ii) each of the Persons that becomes a guarantor of the notes as provided in “—Securities Guarantees by certain Subsidiaries”, (iii) each Person executing a supplemental indenture after the Closing Date in which such Person agrees to be bound by the terms of the indenture as a Guarantor and (iv) in each case, their respective successors and assigns; provided, however, that any Person constituting a Guarantor as described herein shall cease to constitute a Guarantor when its Securities Guarantee is released in accordance with the terms of the indenture.

“Holder” means a Person in whose name a note is registered.
“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation. For purposes of this definition, “Incurrence” and “Incurred” have correlative meanings.
“Indebtedness” means, with respect to any Person at any date of determination (without duplication):
(1) all indebtedness of such Person for borrowed money;
(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(3) the face amount of letters of credit or other similar instruments, excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (4), (5) or (6) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement;
(4) all unconditional obligations of such Person to pay amounts representing the balance deferred and unpaid of the purchase price of any property (which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto), except any such balance that constitutes an accrued expense or Trade Payable;
(5) all Capitalized Lease Obligations;
(6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of  (A) the Fair Market Value of such asset at that date of determination and (B) the amount of such Indebtedness;
and also includes, to the extent not otherwise included, any non-contingent obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Indebtedness of the types referred to in items (1) through (6) above of another Person (it being understood that Indebtedness shall be deemed to be Incurred by such Person whenever such Person shall create, assume, guarantee (on a non-contingent basis) or otherwise become liable in respect thereof).
In addition,
•
the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount with respect to such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the date of determination in conformity with GAAP, and

•
Indebtedness shall not include any liability for federal, state, local or other taxes.

“Indirect Participant” means a Person who holds a beneficial interest in a global note through a Participant.
“Interest Coverage Ratio” means, on any Transaction Date, the ratio of:
•
the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the SEC or provided to the trustee pursuant to the “Reports to holders” covenant (“Four Quarter Period”) to

•
the aggregate Consolidated Interest Expense during such Four Quarter Period.

In making the foregoing calculation,
(1) pro forma effect shall be given to any Indebtedness Incurred or repaid (other than in connection with an Asset Acquisition or Asset Disposition) during the period (“Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;
(2) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;
(3) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions and Investments (including giving pro forma effect to the application of proceeds of any Asset Disposition and any Indebtedness Incurred or repaid in connection with any such Asset Acquisitions or Asset Dispositions) that occur during such Reference Period but subsequent to the end of the related Four Quarter Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and
(4) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to (i) the application of proceeds of any asset disposition and any Indebtedness Incurred or repaid in connection with any such asset acquisitions or asset dispositions and (ii) expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) that have been made by any Person that has become a Subsidiary or has been merged with or into the Issuer or any of its Subsidiaries during such Reference Period but subsequent to the end of the related Four Quarter Period and that would have constituted asset dispositions or asset acquisitions during such Reference Period but subsequent to the end of the related Four Quarter Period had such transactions occurred when such Person was a Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions and had occurred on the first day of such Reference Period;
provided, however, that to the extent that clause (3) or (4) of this paragraph requires that pro forma effect be given to an Asset Acquisition or Asset Disposition or asset acquisition or asset disposition, as the case may be, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business, or one or more healthcare properties, of the Person that is acquired or disposed of to the extent that such financial information is available.
“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement with respect to interest rates.
“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including without limitation by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of the Issuer and its Subsidiaries) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person.
“Lien” means (without duplication) any lien, mortgage, trust deed, deed of trust, deed to secure debt, pledge, security interest, assignment for collateral purposes, deposit arrangement, or other security agreement, excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any finance lease having substantially the same economic effect as any of the foregoing, and any other like agreement granting or conveying a security interest; provided that, for purposes hereof, “Lien” shall not include any mortgage that has been defeased by the Issuer or any of its Subsidiaries in accordance with the provisions thereof through the deposit of cash, cash equivalents or marketable securities (it being understood that cash collateral shall be deemed to include cash deposited with a trustee with respect to third party indebtedness).
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
“Person” any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.
“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.
“Secured Indebtedness” means any Indebtedness secured by a Lien upon the property of the Issuer or any of its Subsidiaries.
“Securities Act” means the Securities Act of 1933, as amended.
“Securities Guarantee” means a Guarantee by each Guarantor for payment of the notes by such Guarantor. The Securities Guarantee will be an unsecured senior obligation of each Guarantor and will be unconditional regardless of the enforceability of the notes and the indenture. Notwithstanding the foregoing, each Securities Guarantee by a Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged under the circumstances described in “Covenants—Guarantees by certain subsidiaries.”
“Significant Subsidiary,” means any Subsidiary that is a “significant subsidiary”, if any, of the Issuer, as such term is defined in Regulation S-X under the Securities Act (or in any rule promulgated thereunder or under any successor rule).
“Stated Maturity” means:
(1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and
(2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.
“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned,

directly or indirectly, by such Person (either separately or together with one or more other Subsidiaries of such Person) and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.
“Total Assets” means the sum (without duplication) of:
(1) Undepreciated Real Estate Assets; and
(2) all other assets (excluding intangibles and accounts receivable) of the Issuer and its Subsidiaries on a consolidated basis determined in conformity with GAAP.
“Total Unencumbered Assets” as of any date means the sum of:
(1) those Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness; and
(2) all other assets (but excluding intangibles and accounts receivable) of the Issuer and its Subsidiaries not securing any portion of Secured Indebtedness determined on a consolidated basis in conformity with GAAP; provided, however, that all investments in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets to the extent that such investments would have otherwise been included.
“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.
“Transaction Date” means, with respect to the Incurrence of any Indebtedness by the Issuer or any of its Subsidiaries, the date such Indebtedness is to be Incurred.
“Undepreciated Real Estate Assets” means, as of any date, the cost (being the original cost to the Issuer or any of its Subsidiaries plus capital improvements) of real estate assets of the Issuer and its Subsidiaries on such date, including, but not limited to, right-of-use assets associated with leases of property required to be reflected as finance leases on the balance sheet of the Issuer and its Subsidiaries in accordance with GAAP, before depreciation and amortization of such real estate assets, determined on a consolidated basis in conformity with GAAP; provided, however, that “Undepreciated Real Estate Assets” shall not include right-of-use assets associated with leases of property required to be reflected as operating leases on the balance sheet of the Issuer and its Subsidiaries in accordance with GAAP.
“Unsecured Indebtedness” means any Indebtedness of the Issuer or any of its Subsidiaries that is not Secured Indebtedness.
“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by individuals mandated by applicable law) by such Person and/or one or more Wholly Owned Subsidiaries of such Person.
Certain covenants
Limitations on incurrence of indebtedness
(1) The Issuer will not, and will not permit any of its Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness) if, immediately after giving effect to the Incurrence of such additional Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Indebtedness of the Issuer and its Subsidiaries on a consolidated basis determined in conformity with GAAP is greater than 60% of Adjusted Total Assets.
(2) The Issuer will not, and will not permit any of its Subsidiaries to, Incur any Secured Indebtedness if, immediately after giving effect to the Incurrence of such additional Secured Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Secured Indebtedness of the Issuer and its Subsidiaries on a consolidated basis determined in conformity with GAAP is greater than 40% of Adjusted Total Assets.
(3) The Issuer will not, and will not permit any of its Subsidiaries to, Incur any Indebtedness other than the notes issued on the Closing Date and other Indebtedness existing on the Closing Date; provided, however, that the Issuer or any of its Subsidiaries may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of the Issuer and its Subsidiaries on a consolidated basis would be greater than 1.5 to 1.0.
Notwithstanding any other provision of this “Limitations on Incurrence of indebtedness” covenant, the maximum amount of Indebtedness that the Issuer or any of its Subsidiaries may Incur pursuant to this “Limitations on incurrence of indebtedness” covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.
For purposes of determining any particular amount of Indebtedness under this “Limitations on Incurrence of indebtedness” covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.
Maintenance of total unencumbered assets
The Issuer and its Subsidiaries will maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Issuer and its Subsidiaries on a consolidated basis.
Securities guarantees by certain subsidiaries
The Guarantors will jointly and severally, fully and unconditionally guarantee our obligations under the notes, including the due and punctual payment of principal of and premium, if any, and interest on the notes, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the notes, if any, if lawful. If at any time after the issuance of the notes, including following any release of a Guarantor from its Securities Guarantee under the indenture, a Subsidiary of the Issuer (including any future Subsidiary) guarantees unsecured Indebtedness of the Issuer (that would constitute Indebtedness under clauses (1) or (2) of the definition thereof) in an amount at least equal to $100 million, the Issuer will cause such Subsidiary to guarantee the notes within 30 days thereafter by executing and delivering a supplemental indenture and a notation of guarantee in accordance with the indenture.
The obligations of each Guarantor under its Securities Guarantee will be limited to the amount necessary to prevent such guarantee from constituting a fraudulent transfer or conveyance under applicable law. See “Supplemental risk factors—Risks related to the offering—Under certain circumstances a court could void or subordinate the notes or the related guarantees under fraudulent transfer laws.” Each Securities Guarantee will be a continuing guarantee and will inure to the benefit of and be enforceable by the trustee, the holders of the notes and their successors, transferees and assigns.
A Guarantor will be automatically and unconditionally released from its obligations under the indenture and the related Securities Guarantee:
(1) upon any sale, exchange or transfer to a Person not an Affiliate of the Issuer of all of the Capital Stock held by the Issuer and its Subsidiaries in, or all or substantially all of the assets of, such Guarantor;
(2) upon the liquidation or dissolution of such Guarantor; provided no Default or Event of Default shall occur as a result thereof;
(3) if the Issuer exercises its legal defeasance option or its covenant defeasance option as described under “Defeasance” or if its obligations under the indenture are discharged in accordance with the terms of the indenture as described under “Satisfaction and discharge”; or
(4) if a Guarantor ceases to guarantee the obligations of the Issuer under any such unsecured Indebtedness of the Issuer (that would constitute Indebtedness under clauses (1) or (2) under the definition thereof) in an amount at least equal to $100 million;
provided, however, that in the case of clauses (1) and (2) above, (x) such sale or other disposition is made to a Person other than the Issuer or any of its Subsidiaries and (y) such sale or disposition is otherwise permitted by the indenture.
At the request of the Issuer, and upon delivery to the trustee of an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to such release have been complied with, the trustee will execute any documents reasonably requested by the Issuer evidencing such release.
A Person that has been released from its Securities Guarantee pursuant to the indenture will cease to be a Guarantor with respect to the notes for all purposes under the indenture from and after the date of such release unless and until such Person again becomes a Guarantor pursuant to the terms of the indenture.
Nothing contained in the indenture or in the notes will prevent any consolidation or merger of a Guarantor with or into the Issuer (in which case such Guarantor shall no longer be a Guarantor) or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.
Reports to holders
So long as any of the notes are outstanding, the Issuer shall file with the SEC all such reports and other information as it would be required to file with the SEC pursuant to Section 13(a) or 15(d) under the Exchange Act if it was subject thereto. In the event the Issuer is at any time, while any notes are outstanding, no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the trustee with annual and quarterly reports containing substantially the same information as would have been required to be filed with the SEC had the Issuer continued to be subject to such reporting requirements. The Issuer shall supply the trustee and each holder or shall supply to the trustee for forwarding to each such holder, without cost to such holder and at the expense of the Issuer, copies of such reports and other information.
The availability of the foregoing materials on the SEC’s website or on the Issuer’s website shall be deemed to satisfy the foregoing delivery obligations.

Consolidation, merger and sale of assets
The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving entity); or (2) sell, assign, transfer, convey, lease (other than to an unaffiliated operator in the ordinary course of business) or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:
(1) either (i) the Company is the surviving corporation or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is organized or existing under the laws of the United States of America, any state of the United States of America or the District of Columbia;
(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the notes and the indenture pursuant to a supplemental indenture, executed and delivered to the trustee;
(3) immediately after giving effect to such transaction on a pro forma basis giving effect to such transaction or series of transactions (and treating any obligation of the Company or any Subsidiary Incurred in connection with or as a result of such transaction or series of transactions as having been Incurred at the time of such transaction), no Default or Event of Default exists; and
(4) the Issuer delivers to the trustee an officers’ certificate and an opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with the foregoing requirements and that all conditions precedent provided for in the indenture relating to such transaction have been complied with; provided, however, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.
Except as provided above in Securities guarantees by certain subsidiaries, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, unless:
(1) either such Guarantor shall be the continuing Person or the Person (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged shall be a corporation or other legal entity organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the trustee, all of the obligations of such Guarantor under the Securities Guarantee of such Guarantor and under the indenture; and
(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.
For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Guarantors, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
Upon any consolidation or merger of the Issuer or Guarantor of the notes, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, in accordance with the foregoing provisions, the successor Person formed by such consolidation or into which the Company or such Guarantor is merged or to which such sale, assignment, transfer, conveyance or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor (as the case may be) under the indenture, the notes and the

Securities Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor (as the case may be), with the same effect as if such successor initially had been named as the Issuer or a Guarantor herein, as the case may be. Without limiting the generality of the immediately preceding sentence, such successor thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the notes issuable under the indenture which theretofore shall not have been signed by the Company and delivered to the trustee; and, upon the order of such successor, instead of the Company, and subject to all the terms, conditions and limitations in the indenture prescribed, the trustee shall authenticate and shall deliver any notes which previously shall have been signed and delivered by the officers of the Company to the trustee for authentication, and any notes which such successor thereafter shall cause to be signed and delivered to the trustee for that purpose. All the notes so issued shall in all respects have the same legal rank and benefit under the indenture as the notes theretofore or thereafter issued in accordance with the terms of the indenture as though all of such notes had been issued at the date of the execution hereof.
Notwithstanding the foregoing, (a) any Guarantor may convert into a corporation, general or limited partnership, limited liability company or trust organized under the laws of such Guarantor’s jurisdiction of organization or the laws of the United States of America or any state or jurisdiction thereof, and (b) the limitations in the indenture on consolidations, mergers and the sale of all or substantially all assets will not apply to: (i) a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and its Subsidiaries; (ii) a sale or transfer of assets from a Guarantor to the Issuer; or (iii) a consolidation or merger of a Guarantor with or into the Issuer or another Guarantor. When a successor assumes all the obligations of its predecessor under the indenture and the applicable notes following a consolidation or merger, or any sale, assignment, transfer, conveyance, transfer or other disposition of all or substantially all of the assets of the predecessor in accordance with the foregoing provisions, the predecessor shall be released from those obligations.
Events of default
Events of Default under the indenture include the following:
(1) default in the payment of principal of, or premium, if any, on any note when they are due and payable at maturity, upon acceleration, redemption or otherwise;
(2) default in the payment of interest on any note when due and payable, and such default continues for a period of 30 days;
(3) default in the performance or breach of the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Issuer;
(4) the Issuer defaults in the performance of or breaches any other covenant or agreement of the Issuer in the indenture or under the notes (other than a default specified in clause (1) or (2) above) and such default or breach continues for the earlier of  (i) 60 consecutive days and (ii) such shorter period specified for comparable defaults under any Existing Note Indenture , after the Issuer’s receipt of written notice of such default stating the Issuer is in breach. Either the trustee or the Holders of 25% or more in aggregate principal amount of the notes then Outstanding may send the notice;
(5) there occurs with respect to any issue or issues of Indebtedness of the Issuer or any Significant Subsidiary (including a default with respect to securities of any series issued under the Base Indenture other than the notes) having an outstanding principal amount of  $50 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created,

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an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration, and/or

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the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(6) a court of competent jurisdiction enters a decree or order for:
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relief in respect of the Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,

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appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or any Significant Subsidiary, or

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the winding up or liquidation of the affairs of the Issuer or any Significant Subsidiary; and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(7) the Issuer or any Significant Subsidiary:
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commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law,

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consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or such Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or such Significant Subsidiary, or

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effects any general assignment for the benefit of its creditors.

In the case of an Event of Default specified in clause (6) or (7) above, with respect to the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all Outstanding notes will become due and payable immediately without further action or notice.
If any other Event of Default with respect to the notes at the time Outstanding occurs and is continuing under the indenture, the trustee or the holders of at least 25% or more in aggregate principal amount of the notes then Outstanding may declare the entire principal amount of the notes to be due and immediately payable by written notice to the Issuer and the trustee. Upon any such declaration of acceleration, such principal of, premium, if any, and accrued interest amount of the notes shall become due and payable immediately. The Holders of a majority in aggregate principal amount of the notes then Outstanding by written notice to the trustee may on behalf of all of the Holders rescind and annul an acceleration and its consequences if the rescission or annulment would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived. In the event of a declaration of acceleration because an Event of Default set forth in clause (5) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Issuer or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.
Subject to certain limitations set forth in the indenture (including those described in “Modification and waiver”), Holders of not less than a majority in aggregate principal amount of the then

Outstanding notes of any series (which may include such consents obtained in connection with the purchase of, or a tender offer or exchange of, notes) by notice to the trustee may on behalf of the Holders of all of the notes of that series waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the notes of that series (excluding in connection with an offer to purchase) or in respect of a covenant or provision of the indenture which may not be modified or amended without the consent of the Holder of each Outstanding note of the affected series (see “—Modification and waiver”); provided, however, that the Holders of a majority in aggregate principal amount of the then Outstanding notes of that series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. As to the waiver of defaults, see “—Modification and waiver.”
The holders of at least a majority in aggregate principal amount of the notes of any series then Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture or exercising any trust or power conferred on the trustee with respect to the notes of that series. However, the trustee may refuse to follow any direction that conflicts with law or the indenture that the trustee determines may be unduly prejudicial to the rights of other Holders of the notes or to the Holders of the notes of any other series or that may involve the trustee in personal liability. A holder of a note of any series may not pursue any remedy with respect to the indenture or the notes of that series unless:
(1) the holder gives the trustee written notice that an Event of Default has occurred and remains uncured;
(2) the holders of at least a majority in aggregate principal amount of all Outstanding notes of that series have made a written request that the trustee take action because of the Default, and offered reasonable indemnity to the trustee against the cost and other liabilities of taking that action;
(3) the trustee has not taken action for 60 days after receipt of the notice and offer of indemnity; and
(4) the Holders of at least a majority in aggregate principal amount of all Outstanding notes of that series have not given the trustee a direction inconsistent with such request within such 60-day period.
The right of any Holder of a note to receive payment of principal, premium and interest on such note, on or after the respective due dates expressed in such note (excluding in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
So long as any of the notes remain Outstanding, the Company shall deliver to the trustee, within 120 days after the close of each fiscal year, an officers’ certificate certifying that to the best of such officer’s knowledge, the Issuer and the Guarantors during such preceding fiscal year have kept, observed, performed and fulfilled each and every such covenant and at the date of such certificate there is no Default that has occurred and is continuing or, if such signers do know of any such Default, the certificate shall specify such Default and what action, if any, the Issuer is taking or proposes to take with respect thereto.
So long as any of the notes are outstanding, the Issuer will deliver to the trustee, forthwith upon any officer becoming aware of any Default or Event of Default, an officers’ certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

If a Default or Event of Default occurs and is continuing with respect to the notes of any series and if it is known to the trustee, the trustee will mail to Holders of the notes of that series a notice of the Default or Event of Default within 90 days after it occurs, unless such default shall have been cured or waived. Except in the case of a Default or Event of Default in payment of principal of, premium or interest on any notes, the trustee may withhold the notice if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of the Holders of the notes of that series.
Modification and waiver
Except as provided in the next two succeeding paragraphs, the indenture, as amended from time to time by supplemental indentures, the Securities Guarantee and/or one or more series of debt securities (including the notes) issued under the indenture may be amended or supplemented with the written consent of the holders of at least a majority in principal amount of the then outstanding debt securities issued under the indenture affected by such amendment or supplement voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such notes), and any existing Default, Event of Default (other than a Default or Event of Default with respect to the payment of the principal or premium, if any, of or interest on the debt securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the indenture, as amended from time to time by supplemental indentures, or one or more series of debt securities (including the notes) may be waived with the consent of the holders of a majority in principal amount of the then outstanding debt securities issued under the Base Indenture affected thereby voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes).
Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes of a series held by a non-consenting holder):
(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;
(2) reduce the principal of or change the fixed maturity of any note, reduce the rate of, or change the time for payment of, interest or any premium on any note or alter the provisions with respect to the redemption of the notes (excluding, for the avoidance of doubt, the number of days before a redemption date that a notice of redemption may be mailed to the holders);
(3) waive a Default or Event of Default with respect to the payment of principal of, or interest or premium on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment Default that resulted from such acceleration);
(4) make any note payable in a currency other than that stated in the notes;
(5) make any change in the provisions of the applicable indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium on, the notes;
(6) release any Guarantor from any of its obligations under its Securities Guarantee or the indenture, except in accordance with the terms of the indenture; or
(7) waive a redemption payment with respect to any note; or
(8) make any change in the amendment and waiver provisions set forth in clauses (1) through (7).
Any such consent need only approve the substance, rather than the particular form, of the proposed amendment.

Notwithstanding the preceding, without the consent of any holder of notes of a series, the indenture, the Securities Guarantees or the notes may be amended or supplemented to, among other things:
(1) to cure any ambiguity, defect or inconsistency;
(2) to provide for uncertificated notes in addition to or in place of certificated notes;
(3) to provide for the assumption of the Issuer’s obligations to Holders of notes in the case of a merger or consolidation of the Issuer, or sale of all or substantially all assets of the Issuer and its Subsidiaries taken as a whole;
(4) to add to the covenants of the Issuer for the benefit of the Holders of all or any series of notes (and if such covenants are to be for the benefit of less than all series of notes, stating that such covenants are expressly being included solely for the benefit of that series) or to surrender any right or power herein conferred upon the Issuer;
(5) to add any additional Events of Default for the benefit of the Holders of all or any series of notes (and if such Events of Default are to be for the benefit of less than all series of notes, stating that such Events of Default are expressly being included solely for the benefit of that series); provided, however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of that or those series of notes to which such additional Events of Default apply to waive such default;
(6) to add to, change or eliminate any of the provisions of the indenture, provided that any such addition, change or elimination not otherwise permitted under the indenture shall (i) neither apply to any notes of any series created prior to the execution of such amendment or supplement and entitled to the benefit of such provision nor modify the rights of the Holders of any such note with respect to the benefit of such provision or (ii) become effective only when there is no such note outstanding;
(7) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the notes of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee;
(8) to evidence the succession of another entity to the Company or any Guarantor and the assumption by the successor of the covenants of the Company or such Guarantor contained in the indenture;
(9) to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of notes, provided that any such action shall not adversely affect the interests of the Holders of notes of that series or any other series of notes in any material respect;
(10) to add additional Securities Guarantees with respect to the notes, or to release any Securities Guarantees with respect to any notes in accordance with the indenture;
(11) to secure the notes;
(12) to make any other change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder in any material respect;

(13) to make any change to conform the indenture (including any indenture supplemental hereto), the notes of any series or the Subsidiary Guarantees to the “Description of the Notes” or “Description of the Debt Securities” (as applicable) section of the Prospectus of the Issuer relating to the indenture or to the prospectus supplement or other like offering document of the Issuer relating to the notes of any series;
(14) to comply with requirements of the SEC in order to effect of maintain the qualification of the indenture under the Trust Indenture Act; or
(15) to provide for the issuance of additional notes as permitted by the indenture.
Notes are not considered outstanding, and therefore the holders thereof are not eligible to vote, if the Issuer has deposited or set aside in trust for the holders money for their payment or redemption or have been legally defeased as described below under “—Discharge, defeasance and covenant defeasance—Full defeasance” or if the notes have been paid (including by virtue of the satisfaction and discharge of the indenture as described below under “—Discharge, defeasance and covenant defeasance—Satisfaction and discharge.”
Discharge, defeasance and covenant defeasance
Discharge
The Issuer may discharge all of its obligations to the holders of notes of a series (other than the obligation to register transfers and exchanges) that either have become due and payable or will become due and payable within one year, or are scheduled for redemption within one year, by irrevocably depositing with the trustee, in trust, cash in U.S. dollars, non-callable U.S. government agency notes or bonds or a combination thereof, in such amounts as will be sufficient to pay and discharge the entire Indebtedness on the applicable notes, including any premium, and interest payable thereon.
Full defeasance
The Issuer can, under certain circumstances, effect a full defeasance of notes of a series. This means the Issuer can legally release itself from any payment or other obligations of the notes (other than the obligation to register transfers and exchanges) if, among other things, the Issuer puts in place the arrangements described below to repay the holders of notes and delivers certain certificates and legal opinions to the trustee:
(1) the Issuer must irrevocably deposit in trust for the benefit of all direct holders of notes money or U.S. government or U.S. government agency notes or bonds (or, in certain circumstances, depositary receipts representing these notes or bonds), or any combination thereof, that will generate enough cash to make interest, principal, premium and any other payments on the applicable notes on their due date;
(2) the current federal income tax law must be changed or an IRS ruling must be issued permitting the above deposit without causing holders of the applicable notes to recognize gain or loss for federal income tax purposes or to be taxed on the notes any differently than if the Issuer did not make the deposit and repaid the notes in the manner in which the notes would have been payable if the deposit had not been made; and
(3) the Issuer must deliver to the trustee a legal opinion confirming the tax law change or IRS ruling described above.
If the Issuer did accomplish full defeasance with respect to notes of a series, the holders of notes would have to rely solely on the trust deposit for repayment on the notes. The holders of the notes could not look to the Issuer for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would be protected from claims of the Issuer’s lenders and other creditors if the Issuer ever became bankrupt or insolvent.
Covenant defeasance
The Issuer can make the same type of deposit described above and be released from some of the restrictive covenants in the indenture and the notes of a series, provided that, among other things, the Issuer delivers to the trustee an opinion to the effect that the holders of the defeased notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. This is called “covenant defeasance.” In that event, the holders of the defeased notes would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the notes.
If the Issuer accomplishes covenant defeasance, the following provisions of the indenture and the notes would no longer apply:
(1) any covenants applicable to the notes and described in the prospectus supplement, subject to certain limited exceptions; and
(2) certain Events of Default relating to breach of covenants and acceleration of the maturity of other debt set forth in this prospectus supplement. If the Issuer accomplishes covenant defeasance with respect to notes of a series, the holders of notes can still look to the Issuer for repayment of the notes if a shortfall in the trust deposit occurred. If one of the remaining Events of Default occurs—for example, the Issuer’s bankruptcy—and the notes become immediately due and payable, there may be a shortfall.
The Issuer may exercise its full defeasance option notwithstanding any prior exercise of its covenant defeasance option.
Additional information
Anyone who receives this prospectus supplement may obtain a copy of the indenture without charge by writing to Omega Healthcare Investors, Inc., 303 International Circle, Suite 200, Hunt Valley, Maryland 21030, Attention: Chief Financial Officer.
The trustee; registrar and paying agent
U.S. Bank Trust Company, National Association is the trustee under the indenture with respect to the notes. The Issuer has initially designated the trustee as the registrar and paying agent for the notes. Payments of interest and principal will be made, and the securities will be transferable, at the office of the paying agent, or at such other place or places as may be designated pursuant to the indenture. For notes that are issued in book-entry form represented by a global note, payments will be made to a nominee of the Depositary. The trustee is also the trustee under the Existing Note Indentures.
The indenture provides that, except during the continuance of a Default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the indenture. If an Event of Default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the indenture as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The indenture and provisions of the Trust Indenture Act of 1939 incorporated by reference into the indenture contain limitations on the rights of the trustee, should it become a creditor of the

Issuer, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.
Forms and denominations
The notes will be issued as permanent global notes in the name of a nominee of DTC and will be available only in book-entry form except in certain limited circumstances described below. See “Book-entry system.” The notes will be issued in fully registered form without coupons and are available for purchase only in denominations of  $2,000 and in integral multiples of  $1,000 in excess thereof. Notes will be issued at the closing of this offering only against payment in immediately available funds.
Book-entry system
The global notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or Indirect Participant in DTC as described below.
Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC, DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “Exchange of global notes for certificated notes.” Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of notes in certificated form.
Depository procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Omega takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.
DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations, whom we refer to as the Participants. DTC also facilitates the post-trade clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include U.S. and non-U.S. securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as U.S. and non-U.S. securities brokers and dealers, banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly whom we refer to collectively as the Indirect Participants. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
DTC has also advised us that, pursuant to procedures established by it:
(1) upon deposit of the global notes, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the global notes; and
(2) ownership of these interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the

Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the global notes).
All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. These interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of notes that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a global note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.
Payments in respect of the principal of, and interest and premium on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, Omega and the trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Omega, the trustee nor any agent of Omega or the trustee has or will have any responsibility or liability for:
(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the global notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the global notes; or
(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.
DTC has advised us that its current practice, upon its receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Omega, subject to any statutory or regulatory requirements as may be in effect from time to time.
Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
Subject to compliance with the transfer restrictions applicable to the notes described herein, crossmarket transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or

Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.
DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction.
Exchange of global notes for definitive notes
A global note is exchangeable for definitive notes in registered certificated form, which we refer to as definitive notes, only if:
(i) Omega delivers to the trustee notice from DTC that it is unwilling or unable to continue as the Depositary for such global note or that it no longer is a clearing agency registered under the Exchange Act, and, in either case, Omega fails to appoint a successor Depositary within 120 days of such event, and
(ii) Omega in its sole discretion determines that the global notes (in whole but not in part) should be exchanged for definitive notes and delivers written notice to such effect to the trustee.
Definitive notes delivered in exchange for any global note or beneficial interests in global note will be registered in such names the names, and issued in any approved denominations, as the Depositary shall instruct the trustee.
Same-Day settlement and payment
We will make payments in respect of the notes represented by the global notes (including principal and premium, if any) by wire transfer of immediately available funds to the accounts specified by the global note holder. We will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the global notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.
Because of time zone differences, the notes account of a Euroclear or Clearstream participant purchasing an interest in a global note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Governing law
The indenture, the notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

UNDERWRITING
Wells Fargo Securities, LLC, BofA Securities, Inc., Credit Agricole Securities (USA) Inc. and J.P. Morgan Securities LLC are acting as the representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us, the Operating Partnership and the representatives, on behalf of themselves and the other several underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.
Underwriter	Principal amount of notes
Wells Fargo Securities, LLC	$60,000,000
BofA Securities, Inc.	$60,000,000
Credit Agricole Securities (USA) Inc.	$60,000,000
J.P. Morgan Securities LLC	$60,000,000
Citizens JMP Securities, LLC	$36,000,000
Barclays Capital Inc.	$24,000,000
Huntington Securities, Inc.	$24,000,000
KeyBanc Capital Markets Inc.	$24,000,000
M&T Securities, Inc.	$24,000,000
Mizuho Securities USA LLC	$24,000,000
Morgan Stanley & Co. LLC	$24,000,000
MUFG Securities Americas Inc.	$24,000,000
RBC Capital Markets, LLC	$24,000,000
Regions Securities LLC	$24,000,000
Scotia Capital (USA) Inc.	$24,000,000
Truist Securities, Inc.	$24,000,000
BMO Capital Markets Corp.	$12,000,000
BNP Paribas Securities Corp.	$12,000,000
Raymond James & Associates, Inc.	$12,000,000
SMBC Nikko Securities America, Inc.	$12,000,000
Stifel, Nicolaus & Company, Inc.	$12,000,000
Total	$600,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of the notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the several underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and discounts
The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and may also offer some of the notes to dealers at the public offering price less a concession not to exceed 0.35% of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.25% of the principal amount of the notes on sales to other dealers. After the initial offering, the public offering price or any other term of the offering may be changed.
The following table shows the underwriting discounts to be paid to the underwriters by us.
	Per note	Total for notes
Underwriting discount	0.600%	$3,600,000
The expenses of the offering payable by us, not including the underwriting discount, are estimated at $2.1 million.
New issue of notes
The notes are a new issue of securities with no established trading market. Although the underwriters may make a market for the notes after we complete this offering, they have no obligation to do so and may discontinue making a market in the notes at any time without notice. We have not listed and do not intend to apply for listing of the notes on any securities exchange. No assurance can be given that a trading market for the notes will develop or, if developed, that it will continue, or as to the liquidity of any trading market for the notes that may develop.
No sales of similar securities
We have agreed that we will not, for a period beginning on the date of the underwriting agreement and ending on the date that this offering closes, without the prior consent of the representatives, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities, except for the notes sold to the underwriters pursuant to the underwriting agreement.
Short positions
In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of notes made by the underwriters in the open market prior to the completion of the offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of the underwriters or their affiliates that have a lending relationship with us may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Affiliates of certain of the underwriters are lenders under our term loan facilities, 2026 mortgage loan, revolving credit facility and existing senior notes, and consequently may receive a portion of the net proceeds of the offering to the extent such proceeds are used for the repayment of outstanding borrowings under such facilities. See “Use of proceeds.”
Notice to prospective investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33- 105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to prospective investors in the Dubai International Financial Centre
This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA“). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The notes to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.
Notice to prospective investors in the European Economic Area
The notes have note been offered, sold or otherwise made available to and may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA“) For these purposes, (a) the expression “retail investor“ means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II“); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive“), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation“); and (b) the expression “offer“ includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation“) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus is not a prospectus for the purposes of the Prospectus Regulation.
In connection with the offering, Wells Fargo Securities, LLC, BofA Securities, Inc., Credit Agricole Securities (USA) Inc. and J.P. Morgan Securities LLC are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.
The above selling restriction is in addition to any other selling restrictions set out below.
Notice to prospective investors in the United Kingdom
The notes have not been offered, sold or otherwise made available to and may not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK“). For these purposes, (a) the expression “retail investor“ means a person who is one (or more) of  (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA“); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA“) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation“); and (b) the expression “offer“ includes communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation“) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. This prospectus is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the issuer. All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Notes in, from or otherwise involving the UK.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA“) with the Monetary Authority of Singapore. Accordingly, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold or, or be made subject of an invitation for subscription or purchase, whether directly or indirectly, to any persons in Singapore, other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor“) under Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor“) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person“), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (Where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an Accredited Investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)
or a trust (where the trustee is not an Accredited Investor) whose sole purpose is to hold investments and each beneficiary is an Accredited Investor, then securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 of the SFA except: (i) to an Institutional Investor under Section 274 of the SFA or to a Relevant Person, or any person pursuant to Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) (in the case of that trust), and in accordance with the conditions specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.
Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA, that the notes are “prescribed capital markets products“ (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to prospective investors in Hong Kong
The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to prospective investors in Switzerland
This prospectus does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the notes. This summary is based on the Code administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all of which are subject to change (possibly with retroactive effect) or to different interpretations. This summary does not address the tax consequences to subsequent purchasers of the notes and is limited to persons who purchase the notes for cash at original issue, at their “issue price”, within the meaning of Section 1273 of the Code and hold the notes as capital assets within the meaning of Section 1221 of the Code. There can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, including, without limitation, tax-exempt organizations, holders subject to the U.S. federal alternative minimum tax, dealers in securities or currencies, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, controlled foreign corporations, passive foreign investment companies, partnerships, S corporations or other pass-through entities (or investors in such entities), persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an “applicable financial statement” within the meaning of Section 451 of the Code, U.S. holders (as defined below) whose functional currency is not the United States Dollar, persons subject to special rates of withholding or other U.S. taxation, and persons that hold the notes in connection with a straddle, hedging, conversion or other risk-reduction transaction.
As used herein, the term “U.S. holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, (a) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or, (b) if a valid election is in place to treat the trust as a U.S. person.

As used herein, the term “non-U.S. holder” means a beneficial owner of a note that is neither a U.S. holder nor a partnership or an entity treated as a partnership for U.S. federal income tax purposes.
If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes.
This summary does not address the tax consequences arising under any state, local, or foreign law. Furthermore, this summary does not consider the effect of the U.S. federal estate or gift tax laws or any consequences that may result with respect to these transactions pursuant to Treasury regulations promulgated under Section 385 of the Code.

INVESTORS CONSIDERING THE PURCHASE OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
Treatment of the notes
In certain circumstances, we may be obligated to pay amounts in excess of the stated interest or principal on the notes, including as described under “Description of the notes.” Our obligation to pay such excess amounts may cause the IRS to take the position that the notes are “contingent payment debt instruments” for U.S. federal income tax purposes. If the IRS is successful in such an assertion, the timing and amount of income included and the character of gain recognized with respect to the notes may be different from the consequences described herein. Notwithstanding this possibility, we do not believe that the notes are contingent payment debt instruments, and consequently, we do not intend to treat the notes as contingent payment debt instruments. Such determination by us is binding on all holders unless a holder discloses its differing position in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which a note was acquired. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes.
Tax consequences to U.S. holders
Payments of stated interest
Stated interest on a note will generally be taxable to you as ordinary income at the time it either accrues or is received in accordance with your regular method of accounting for U.S. federal income tax purposes.
Original issue discount
It is expected that the notes will not be issued with an issue price that is less than their stated redemption price at maturity by more than the statutory de minimis amount. As a result, the notes will not be subject to the original issue discount, which we refer to as “OID”, rules. If, however, the “stated redemption price at maturity” (generally equal to the sum of all payments required under the notes other than payments of qualified stated interest) of the notes exceeds the issue price by more than a de minimis amount, you will be required to include OID in income for U.S. federal income tax purposes as it accrues under a constant yield method, regardless of your method of accounting. As a result, you may be required to include OID in taxable income prior to the receipt of cash. OID that has been included in a holder’s taxable income increases the basis in the notes for purposes of computing gain or loss on a subsequent sale, exchange, retirement, redemption, or other taxable disposition of a note.
Sale, exchange, retirement, redemption or disposition of the notes
Upon the sale, exchange, retirement, redemption or other taxable disposition of a note, you will recognize gain or loss equal to the difference between the amount realized and your adjusted tax basis in the note. Your adjusted tax basis in a note in this offering will generally equal the cost of the note to you. The amount realized excludes any amounts attributable to accrued but unpaid stated interest, which will be includable in income as interest (taxable as ordinary income) to the extent not previously included in income. Any gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, retirement, redemption or other taxable disposition, the note has been held for more than one year. Otherwise, such gain or loss will be short-term capital gain or loss. Under current U.S. federal income tax law, net long-term capital gains of non-corporate U.S. holders (including individuals) are eligible for taxation at preferential rates. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult with their own tax advisors concerning these tax law provisions.
Medicare tax
A 3.8% Medicare tax will be imposed on a portion or all of the net investment income of certain individuals with a modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers or $125,000 in the case of married individuals filing separately) and on the undistributed net investment income of certain estates and trusts. For these purposes, “net investment income” generally will include interest (including interest paid with respect to a note), dividends, annuities, royalties, rents, net gain attributable to the disposition of property not held in a trade or business (including net gain from the sale, exchange, redemption or other taxable disposition of a note) and certain other income, but will be reduced by any deductions properly allocable to such income or net gain. If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.
Information reporting and backup withholding
Unless a U.S. holder is an exempt recipient, such as a corporation and certain tax-exempt organizations, payments made with respect to the notes may be subject to information reporting and may also be subject to U.S. federal backup withholding at the applicable rate:
•
the U.S. holder fails to furnish the U.S. holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•
the U.S. holder furnishes an incorrect taxpayer identification number;

•
the applicable withholding agent is notified by the IRS that the U.S. holder previously failed to properly report payments of interest or dividends; or

•
the U.S. holder fails to certify under penalties of perjury that the U.S. holder has furnished a correct taxpayer identification number and that the IRS has not notified the U.S. holder that the U.S. holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amount withheld from you under the backup withholding rules generally will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished timely to the IRS.
Tax consequences to non-U.S. holders
Payments of interest
Subject to the discussions below concerning effectively connected income, FATCA (as defined below), and backup withholding, payments of interest on the notes by us or any paying agent to you will not be subject to U.S. federal withholding tax, provided that (a) pursuant to the “portfolio interest” exception (i) you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) you are not a controlled foreign corporation (within the meaning of the Code) that is related, directly or indirectly, to us, (iii) you are not a bank receiving interest on the notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business and (iv) you certify to us or our paying agent on IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form), under penalties of perjury, that you are not a U.S. person, provided that if you hold the note through a financial institution or other agent acting on your behalf, you provide appropriate documentation to your agent and your agent provides certification under penalties of perjury to us or our paying agent that it has received such a Form W-8BEN or W-8BEN-E (or suitable substitute form) from you or a qualifying intermediary and furnishes us or our agent with a copy or (b) you are entitled to the benefits of an income tax treaty under which such interest is exempt from U.S. federal withholding tax, and you or your agent provides to us a properly executed IRS Form W-8BEN or W-8BEN-E (or an appropriate substitute form evidencing eligibility for the exemption). Additional certifications and procedures may be required if the notes are held through intermediaries. Payments of interest on the notes that do not meet the above-described requirements and that are not effectively connected with your conduct of a United States trade or business will be subject to a U.S. federal income tax of 30% (or such lower rate or exemption as provided by an applicable income tax treaty), collected by means of withholding.
Sale, exchange, retirement, redemption or disposition of the notes
Generally, any gain recognized by a non-U.S. holder on the sale, redemption, retirement, exchange or other taxable disposition of a note (other than amounts attributable to accrued and unpaid interest, which are treated as described under “Tax consequences to non-U.S. holders—Payments of interest” above) will not be subject to U.S. federal income tax or withholding, unless:
•
the gain is effectively connected with the conduct of a United States trade or business of the non-U.S. holder (and, if required by an applicable tax treaty, the gain is attributable to a permanent establishment or fixed base maintained in the United States by the non-U.S. holder), in which case such gain will generally be subject to U.S. federal income tax (and possibly branch profits tax) in the same manner as effectively connected interest as described below; or

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of that disposition, and certain other conditions are met, in which case the non-U.S. holder will generally be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be prescribed by an applicable tax treaty) on any gain recognized, which may be offset by certain United States source capital losses, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. holders should consult their own tax advisor regarding the tax consequences of the disposition of the notes.
Effectively connected income
The preceding discussion assumes that the interest and gain received by the non-U.S. holder is not effectively connected with the conduct by such non-U.S. holder of a trade or business in the United States. If you are engaged in a trade or business in the United States and your investment in a note is effectively connected with such trade or business, although you will be exempt from the 30% withholding tax (provided a required certification, generally on IRS Form W-8ECI, or an appropriate substitute, is provided), you generally will be subject to regular U.S. federal income tax at graduated rates on any interest and gain with respect to the notes in the same manner as if you were a U.S. holder, and if you are a foreign corporation you may also be subject to a branch profits tax at 30% (or such lower rate provided by an applicable income tax treaty) on your effectively connected earnings and profits (subject to adjustments) attributable to such interest and gain. If you are eligible for the benefits of a tax treaty, any effectively connected income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment maintained by you in the United States.
Foreign Account Tax Compliance Act
Pursuant to Sections 1471 through 1474 of the Code and the Treasury regulations promulgated thereunder and related administrative guidance (such sections of the Code commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)), a 30% U.S. federal withholding tax may apply to any interest paid on the notes and, subject to the proposed Treasury regulations discussed below, the gross proceeds from the sale or other disposition of the notes, in each case if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some instances, where such an entity is acting as an intermediary) that fail to comply with certain information reporting and due diligence obligations, such obligations including (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Accordingly, the entity through which a note is held will affect the determination of whether such withholding is required. Non-U.S. entities can generally establish their exemption from FATCA withholding by providing the applicable withholding agent with a properly executed IRS Form W-8BEN-E (or other applicable form). Non-U.S. entities that are organized in a jurisdiction that has entered into an intergovernmental agreement with the United States regarding FATCA may be subject to different rules. If an amount in respect of U.S. withholding tax were to be deducted or withheld from interest or principal payments on the notes as a result of a holder’s failure to comply with these rules or the presence in the payment chain of an intermediary that does not comply with these rules, neither the issuer nor any paying agent or any other person would be required to pay additional amounts as a result of the deduction or withholding of such tax. As a result, investors may receive less interest or principal than expected.
While withholding under FATCA would have applied to payments of gross proceeds from the sale or other disposition of the notes on or after January 1, 2019, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued.
Non-U.S. holders should consult their own tax advisors regarding FATCA and whether it may be relevant to their purchase, ownership and disposition of the notes.
Information reporting and backup withholding
Non-U.S. holders may be required to comply with certain certification procedures to establish that the holder is not a United States person in order to avoid information reporting and backup withholding with respect to payments on the notes or proceeds from the disposition of the notes. Information returns generally will be filed with the IRS, however, in connection with payments of interest on the notes to non-U.S. holders (regardless of whether any tax was actually withheld), which the IRS may make available under the provisions of an applicable tax treaty to the tax authorities in the country in which any such non-U.S. holder is resident.
Backup withholding is not an additional tax. Any amount withheld from a payment to you under the backup withholding rules generally will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished timely to the IRS.
Non-U.S. holders should consult their own tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

THE U.S. FEDERAL INCOME TAX SUMMARY SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON YOUR PARTICULAR SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

CERTAIN LEGAL MATTERS
Certain legal matters will be passed upon for us by Bryan Cave Leighton Paisner LLP, Atlanta, Georgia. Certain federal income tax matters were also passed upon for us by Bryan Cave Leighton Paisner LLP, Atlanta, Georgia. Certain matters under Maryland law have been passed upon for us by Shapiro Sher Guinot & Sandler, P.A. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York has acted as counsel for the underwriters of the notes offered hereby.
EXPERTS
The consolidated financial statements of Omega Healthcare Investors, Inc. appearing in Omega Healthcare Investors, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024 (including schedules appearing therein), and the effectiveness of Omega Healthcare Investors, Inc.’s internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, Independent Registered Public Accounting Firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
Debt Securities • Common Stock • Preferred Stock
OHI Healthcare Properties Limited Partnership
Guarantees of Debt Securities
We may from time-to-time offer and sell debt securities, common stock or preferred stock consisting of securities covered by this prospectus separately or together in any combination that may include other securities set forth in an accompanying prospectus supplement, for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future time. The debt securities issued by us may be fully and unconditionally guaranteed by our subsidiary OHI Healthcare Properties Limited Partnership or other guarantors identified in the accompanying prospectus supplement and the registration statement of which this prospectus is a part.
This prospectus describes the general terms of the securities and the general manner in which we will offer them. We will provide specific terms of any offering of the securities in supplements to this prospectus. The information in the prospectus supplement may supplement, update or change information contained in this prospectus, and we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference. Before you invest, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus or other offering material we authorize relating to the securities and the documents incorporated by reference.
Shares of our common stock are traded on the New York Stock Exchange, which we refer to as the NYSE, under the symbol “OHI.” The closing price of our common stock as reported by the NYSE on September 26, 2024, was $40.46 per share. Unless we state otherwise in a prospectus supplement, we will not list any debt securities or preferred stock on any securities exchange.
Our principal executive offices are located at 303 International Circle, Suite 200, Hunt Valley, MD 21030, and our telephone number is (410) 427-1700.
Investing in the securities involves risks. See “Risk Factors” beginning on page 5 to read about factors you should consider before investing in our securities.
NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
We may offer the securities on a continuous or delayed basis in amounts, at prices and on terms determined at the time of offering. We may offer and sell the securities at fixed prices, which may change, or at negotiated prices, or, in the case of our common stock, at prevailing market prices at the time of the sale or prices related to prevailing market prices. Information about the underwriters or agents who will participate in any particular sale of the securities, including any applicable commissions or discounts, will be set forth in the applicable prospectus supplement. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.
The date of this prospectus is September 27, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the Securities Act. Under this automatic shelf registration process, we may sell, from time-to-time, any combination of the securities described in this prospectus and the applicable prospectus supplement(s) in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Each prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.
Before purchasing any securities, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus or other offering material that we authorize together with the documents incorporated by reference as described under “Incorporation of Certain Information by Reference” and the additional information described under the heading “Available Information” below.
You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplements. We have not authorized anyone to provide you with different information. Therefore, if anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or soliciting an offer to buy securities in any jurisdiction where the offer or sale thereof is not permitted. You should assume that the information in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “the Company,” “Omega,” “we,” “us,” “our” or similar references mean Omega Healthcare Investors, Inc., a Maryland corporation, and its subsidiaries, including OHI Healthcare Properties Limited Partnership, a Delaware limited partnership, which we refer to as the Operating Partnership.
AVAILABLE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the website maintained by the SEC at www.sec.gov, as well as on our website at www.omegahealthcare.com. You may inspect information that we file with the NYSE at the offices of the NYSE at 20 Broad Street, New York, New York 10005. Information on our website is not incorporated by reference herein, and our web address is included as an inactive textual reference only.
This prospectus constitutes part of a registration statement on Form S-3 filed by Omega Healthcare Investors, Inc. under the Securities Act. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information regarding Omega Healthcare Investors, Inc., investors should refer to the registration statement and its exhibits. The full registration statement can be obtained from the SEC as indicated above.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this Prospectus the information we file with the SEC, which means that we can disclose important information to you by referring to our other filings with the SEC. The information that we incorporate by reference is considered a part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information in these documents that is not deemed to be filed with the SEC:

•
Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 12, 2024;

•
Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024 filed with the SEC on May 3, 2024 and August 2, 2024;

•
Current Reports on Form 8-K* filed on January 2, 2024, March 12, 2024, March 14, 2024, April 15, 2024, June 7, 2024 and September 6, 2024;

•
those portions of our Proxy Statement on Schedule 14A filed with the SEC on April 23, 2024 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and

•
the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on August 4, 1992, and any amendments or reports filed for the purpose of updating that description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in such documents that is furnished and not deemed to be filed with the SEC) subsequent to the date of this prospectus and prior to the termination of the offering of our securities as described in this prospectus will be deemed to be incorporated by reference into this prospectus, other than information in the documents that is not deemed to be filed with the SEC. A statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document that is incorporated by reference into this prospectus, modifies or supersedes that statement. Any statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of any person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to the documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests for copies in writing or by telephone should be directed to:
Omega Healthcare Investors, Inc.
303 International Circle
Suite 200
Hunt Valley, MD 21030
Attn: Chief Financial Officer
(410) 427-1700

*
We are not incorporating and will not incorporate by reference into this prospectus past or future information on reports furnished or that will be furnished under Items 2.02 and/or 7.01 of, or otherwise with, Form 8-K.

CAUTIONARY DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. All statements other than statements of historical facts included in this prospectus and the documents incorporated by reference in this prospectus may constitute forward-looking statements. These statements relate to our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, performance and underlying assumptions and other statements other than statements of historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology including, but not limited to, terms such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof or variations thereon or similar terminology. These statements are based on information available on the date of this filing and only speak as to the date hereof and no obligation to update such forward-looking statements should be assumed. Our actual results may differ materially from those reflected in the forward-looking statements included or incorporated in this prospectus. These forward-looking statements involve risks and uncertainties that may cause our actual future activities and results of operations to be materially different from those suggested or described in this prospectus. There are a number of factors that could cause our actual results to differ materially from those projected in such forward-looking statements. These factors include, without limitation:
(i)
those items discussed under “Risk Factors” herein and under “Risk Factors” in Part I, Item 1A to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as supplemented from time-to-time in Part II, Item 1A to our Quarterly Reports on Form 10-Q;

(ii)
uncertainties relating to the business operations of the operators of our assets, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels;

(iii)
the long-term impacts of the COVID-19 pandemic on our business and the business of our operators, including without limitation, the levels of staffing shortages, increased costs and decreased occupancy experienced by operators of skilled nursing facilities (“SNFs”) and assisted living facilities (“ALFs”) arising from the pandemic, the ability of our operators to comply with infection control and vaccine protocols and to manage facility infection rates or future infectious diseases, and the sufficiency of government support and reimbursement rates to offset such costs and the conditions related thereto;

(iv)
additional regulatory and other changes in the healthcare sector, including recently issued federal minimum staffing requirements for SNFs that may further exacerbate labor and occupancy challenges for our operators;

(v)
the ability of our operators in bankruptcy to reject unexpired lease obligations, modify the terms of our mortgages and impede our ability to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations, and other costs and uncertainties associated with operator bankruptcies;

(vi)
changes in tax laws and regulations affecting real estate investment trusts (“REITs”), including as the result of any policy changes driven by the current focus on capital providers to the healthcare industry;

(vii)
our ability to re-lease, otherwise transition, or sell underperforming assets or assets held for sale on a timely basis and on terms that allow us to realize the carrying value of these assets or to redeploy the proceeds therefrom on favorable terms, including due to the potential impact of changes in the SNF and ALF markets or local real estate conditions;

(viii)
the availability and cost of capital to us;

(ix)
changes in our credit ratings and the ratings of our debt securities;

(x)
competition in the financing of healthcare facilities;

(xi)
competition in the long-term healthcare industry and shifts in the perception of various types of long-term care facilities, including SNFs and ALFs;

(xii)
changes in the financial position of our operators;

(xiii)
the effect of economic and market conditions generally and, particularly, in the healthcare industry;

(xiv)
changes in interest rates and the impact of inflation;

(xv)
the timing, amount and yield of any additional investments;

(xvi)
our ability to maintain our status as a REIT; and

(xvii)
the effect of other factors affecting our business or the businesses of our operators that are beyond our or their control, including natural disasters, other health crises or pandemics and governmental action; particularly in the healthcare industry.

The risks set forth above are not exhaustive. Other sections of this prospectus, including the documents that we incorporate by reference herein and therein, may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time-to-time and it is not possible for management to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Investors should also refer to our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K as we file them with the SEC, and to other materials we may furnish to the public from time-to-time through Current Reports on Form 8-K or otherwise, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements. We expressly disclaim any responsibility to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events, or otherwise, and you should not rely upon these forward-looking statements after the date of this prospectus supplement.

RISK FACTORS
Investing in our securities involves risks. Before you invest in our securities, you should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and as supplemented in Part II, Item 1A to our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024 each of which is incorporated by reference herein, risks identified in any prospectus supplement, as well as the other information contained in or incorporated by reference into this prospectus and any prospectus supplement. The risks and uncertainties described herein and therein are not the only risks and uncertainties we face. See “Available Information” and “Incorporation of Certain Information by Reference.” If any of the events described in the following risk factors occur, our business, operating results and financial condition could be seriously harmed, and you may lose all or part of your investment.

THE COMPANY
We are a self-administered real estate investment trust, which we refer to as a REIT, investing in healthcare-related real estate properties located in the United States and the United Kingdom. Our core business is to provide financing and capital to the long-term healthcare industry with a particular focus on skilled nursing facilities, assisted living facilities and to a lesser extent, independent living facilities, rehabilitation and acute care facilities and medical office buildings. Our core portfolio consists of long-term leases and mortgage agreements. We have historically financed investments through borrowings under our revolving credit facilities, private placements or public offerings of our debt and equity securities, the assumption of secured indebtedness, retention of cash flow, or a combination of these methods.
We are structured as an umbrella partnership REIT, which we refer to as an UPREIT, under which all of our assets are owned directly or indirectly, and all of our operations are conducted directly or through the Operating Partnership. Omega Healthcare Investors, Inc. is the general partner of the Operating Partnership and has exclusive control over the Operating Partnership’s day-to-day management. As of December 31, 2023, we owned approximately 97% of the issued and outstanding units of partnership interest of the Operating Partnership, and other investors owned approximately 3% of the units.
Our principal executive office is located at 303 International Circle, Suite 200, Hunt Valley, Maryland 21030, and our telephone number is (410) 427-1700. Additional information regarding our company is set forth in documents on file with the SEC and incorporated by reference in this prospectus supplement. See “Available Information” and “Incorporation of Certain Information by Reference.”
You may also access our filings free of charge on our website at www.omegahealthcare.com, or at the website maintained by the SEC at www.sec.gov. Information on our website is not incorporated by reference herein, and our web address is included as an inactive textual reference only.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement or any free writing prospectus we have authorized for use in connection with a specific offering, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes.

DESCRIPTION OF SECURITIES
We may issue from time-to-time, in one or more offerings, the following securities:
•
debt securities;

•
guarantees of our debt securities;

•
shares of our common stock, par value $0.10 per share;

•
shares of our preferred stock, par value $1.00 per share, in one or more series; or

•
any combination of the foregoing, individually.

This prospectus contains a summary of certain general terms of the various securities that we may offer. The specific terms of the securities, including the initial offering price and the net proceeds to us, will be described in a prospectus supplement, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered to the extent so required and indicate whether the securities offered are or will be listed on any securities exchange. When we refer to a prospectus supplement, we are also referring to any applicable pricing supplement, free writing prospectus or other offering materials that we authorize, as appropriate, unless the context otherwise requires. The summaries contained in this prospectus, and in any prospectus supplements, do not contain all of the information or restate the agreements under which the securities may be issued and do not contain all of the information that you may find useful. We urge you to read the actual agreements relating to any securities because they, and not the summaries, define your rights as a holder of the securities. The agreements will be on file with the SEC as described under “Available Information” and “Incorporation of Certain Information By Reference.”

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information that may be included in any applicable prospectus supplement and in any related free writing prospectus, summarizes the general terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, the particular terms of any debt securities will be described in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. You should read the summary below, the applicable prospectus supplement, the base indenture and applicable supplemental indenture (including the applicable form of debt security) and any related documents before making your investment decision regarding the debt securities.
General
We may issue debentures, notes, bonds or other evidences of indebtedness, which we refer to as debt securities, from time-to-time in one or more distinct series. The debt securities will be senior debt securities and may be secured or unsecured. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount.
The debt securities will be issued under an indenture between us and the guarantors, if any, named therein, and U.S. Bank Trust Company, National Association, as the initial trustee, which we refer to as the base indenture. We have summarized select portions of the base indenture below. This summary is not complete and is subject to, and is qualified in its entirety by reference to the base indenture and the applicable supplemental indenture (including the form of applicable debt security) relating to the applicable series of debt securities, a form or a copy of each of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference herein.
The terms of each series of debt securities will be established by or pursuant to a supplemental indenture, a resolution duly adopted by our board of directors and set forth or determined in the manner provided in an officer’s certificate. The applicable prospectus supplement (including any pricing supplement or term sheet) will set forth the aggregate principal amount and the particular terms of the debt securities or any series thereof, including some or all of the following:
•
the identity of the guarantors, if any, who will guarantee the debt securities and the methods for determining, and releasing, such guarantors, if any;

•
the title of the series of debt securities;

•
any limit upon the aggregate principal amount of the debt securities;

•
the date or dates on which the principal of and any premium on the debt securities will be payable or the method for determining the date or dates;

•
the rate or rates at which the debt securities will bear interest, if any, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable, the record dates for those interest payment dates and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•
the place or places where payments on the debt securities will be made and the debt securities may be surrendered for registration of transfer or exchange;

•
if we will have the option to redeem all or any portion of the debt securities, the terms and conditions upon which the debt securities may be redeemed;

•
any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

•
the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•
the identity of the trustee for that series of debt securities, if other than U.S. Bank Trust Company, National Association;

•
the portion of the principal of the debt securities payable upon acceleration of maturity, if other than the entire principal amount;

•
whether the amount of any payments on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts are to be determined;

•
whether there are any special rights granted to the holders of the debt securities of the series upon the occurrence of certain specified events;

•
any deletions from, modifications of or additions to the events of default in the base indenture;

•
if debt securities are to be issuable initially in the form of a temporary global security or global securities, the circumstances under which the temporary global security or global securities can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•
to whom any interest on the debt securities will be payable if other than the registered holder;

•
the applicability of the legal defeasance and covenant defeasance provisions of the base indenture, and any provisions in modification of, in addition to or in lieu of such legal defeasance or covenant defeasance provisions;

•
whether the debt securities will be issued in certificated or book-entry form and, if the latter, the securities depositary;

•
whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

•
any special U.S. federal income tax considerations applicable to the debt securities, including, if applicable,

•
with respect to any debt securities issued at a discount from, or at a premium to, their stated principal amount;

•
whether the debt securities will be convertible or exchangeable and the terms of any conversion or exchange provisions;

•
if other than United States dollars, the foreign currency in which payments will be payable and the debt securities will be denominated; and

•
any other terms of the debt securities (which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended).

Unless otherwise provided with respect to a series of debt securities, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000.
Certificated Debt Securities
Except as otherwise provided in the applicable prospectus supplement, debt securities will not be issued in certificated form. If, however, debt securities are to be issued in certificated form, no service charge will be made for any transfer or exchange of any of those debt securities, but the issuer may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.
Global Debt Securities
The debt securities of a series may be issued in whole or in part in the form of one or more fully registered global securities that will be deposited with the depositary identified in the applicable prospectus supplement, which will keep a computerized record of its participants (for example, brokers) whose clients have purchased the debt securities. Each participant will then keep a record of its clients who purchased the debt securities. Unless a global security is exchanged in whole or in part for debt securities in certificated form, it may not be transferred. However, transfers of the whole security between the depositary for that global security and its nominees or their respective successors are permitted.
Unless otherwise provided in the applicable prospectus supplement, The Depository Trust Company (“DTC”) will act as depositary for each series of global securities, and DTC will register the global securities in the name of its nominee, Cede & Co. Beneficial interests in global securities will be shown on, and transfers of global securities will be effected only through, records maintained by DTC and its participants.
Under the terms of the indenture, our obligations with respect to the debt securities, as well as the obligations of the trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to transfers of debt securities. Neither we nor the trustee have any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, and neither we nor the trustee supervise the depositary in any way.
Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like amount and terms in authorized denominations only if:
•
we deliver to the trustee notice from the depositary that it is unwilling or unable to continue as depositary, and a successor depositary is not appointed by us within 120 days;

•
we deliver to the trustee notice from the depositary that it is no longer a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by us within 120 days; or

•
we determine not to require all of the debt securities of a series to be represented by a global security and notify the trustee of our decision.

Merger Covenant
Pursuant to the terms of the indenture, the Company may not, directly or indirectly: (1) consolidate or merge with or into another person or entity, or (2) sell, assign, transfer, convey, lease (other than to an unaffiliated operator in the ordinary course of business) or otherwise dispose of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole, in one or more related transactions, to another person or entity, unless:
•
either (a) the Company is the surviving corporation or (b) the person or entity formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is organized or existing under the laws of the United States of America, any state of the United States of America or the District of Columbia;

•
the person or entity formed by or surviving any such consolidation or merger (if other than the Company) or the person or entity to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of the Company’s obligations under the applicable debt securities and the indenture pursuant to a supplemental indenture, executed and delivered to the trustee;

•
immediately after such transaction, on a pro forma basis giving effect to such transaction or series of transactions (and treating any obligation of the Company or any subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no default or event of default exists; and

•
the Company delivers an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture complies with the applicable section of the indenture and that all conditions precedent for such transaction provided in the indenture have been complied with.

Additionally, except in connection with such guarantor’s release (See “Description of Guarantees” herein), no guarantor may consolidate or merge with or into another person or entity, unless:

•
such (a) guarantor is the continuing person or (b) the person formed by or surviving any such consolidation or merger (if other than such guarantor) (i) is a corporation or other legal entity organized or existing under the laws of the United States of America, any state of the United States of America or the District of Columbia and (ii) expressly assumes, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of such guarantor and guarantee of such guarantor under the indenture; and

•
immediately after such transaction, no default or event of default exists.

Upon any consolidation or merger of the Company or any guarantor, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole, in accordance with the foregoing provisions, the successor person or entity formed by such consolidation or into which the Company or such guarantor is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made, will succeed to, and be substituted for, and may exercise every right and power of, the Company or such guarantor (as the case may be) under the indenture, the applicable debt securities or the applicable guarantees, with the same effect as if such successor initially had been named as the Company or a guarantor therein. When a successor assumes all the obligations of its predecessor under the indenture and the applicable debt securities or guarantee following a consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the assets of the predecessor in accordance with the foregoing provisions, the predecessor will be released from those obligations.
For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more guarantors, the capital stock of which constitutes all or substantially all of the properties and assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
Notwithstanding the foregoing, any guarantor may convert into a corporation, general or limited partnership, limited liability company or trust organized under the laws of such guarantor’s jurisdiction of organization or the laws of the United States of America or any state or jurisdiction thereof.
The foregoing restrictions will not apply to: (1) a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and its subsidiaries; (2) a sale or transfer of assets from a guarantor to the Company; or (3) the consolidation or merger of a guarantor with or into the Company or another guarantor.
Events of Default, Notice and Waiver
The indenture provides that the following are events of default with respect to any series of debt securities issued thereunder, unless the applicable prospectus supplement states otherwise:
•
default in the payment of the principal or premium, if any, on any debt security of that series when due and payable at maturity, upon acceleration, redemption or otherwise;

•
default in the payment of any interest on any debt security of that series;

•
failure by the Company in the making of any sinking fund payment required for any debt security of that series when due;

•
default by the Company in the performance or breaches of any other term of the indenture or under the securities of that series (other than the defaults described above) for the earlier of 60 consecutive days (or such shorter period specified for a comparable default under any of the Company’s existing note indentures) after receipt of notice of default stating they are in breach and stating that such notice is a “Notice of Default” (either the trustee or the holders of 25% or more in aggregate principal amount of the applicable debt securities of that series then outstanding may send the notice);

•
certain events of bankruptcy, insolvency or reorganization of the Company or its significant subsidiaries; and

•
any other event of default provided with respect to the debt securities of that series and described in the applicable prospectus supplement.

The trustee will be required to give notice to the holders of the applicable debt securities within 90 days after a default under the indenture that is known to the trustee, unless the default has been cured or waived. The trustee may withhold notice to the holders of the applicable debt securities of any default, except a default in the payment of the principal of, premium or additional amounts, if any, or interest on the applicable debt securities, if specified responsible officers of the trustee in good faith determine that withholding the notice is in the interest of the holders.
If an event of default with respect to the applicable debt securities has occurred and has not been cured, either the trustee or the holders of at least 25% in principal amount of the applicable debt securities then outstanding may declare the entire principal amount of the applicable debt securities to be due and immediately payable by written notice to the issuer and the trustee. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all outstanding debt securities will be automatically accelerated, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated the applicable debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the applicable debt securities then outstanding may, under certain circumstances, rescind and annul such acceleration.
Holders of a majority in principal amount of outstanding debt securities of any series may, subject to some limitations, waive any past default with respect to that series and the consequences of the default (including without limitation waivers obtained in connection with the purchase of, or tender offer or exchange offer for, such debt securities). The prospectus supplement relating to any series of debt securities that are original issue discount securities will describe the particular provisions relating to acceleration of a portion of the principal amount of those original issue discount securities upon the occurrence and continuation of an event of default.
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders of applicable debt securities unless such holders offer the trustee satisfactory protection from expenses and liability. We refer to this as an “indemnity.” If reasonable indemnity is provided, the holders of a majority in principal amount of the applicable debt securities then outstanding may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture, subject to certain limitations.
Before a holder bypasses the trustee and brings its own lawsuit or other formal legal action or takes other steps to enforce its rights or protect its interests relating to the applicable debt securities, the following must occur:
•
the holder must give the trustee written notice that an event of default with respect to the applicable debt securities has occurred and remains uncured;

•
the holders of at least a majority in principal amount of all applicable debt securities outstanding must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•
the trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity; and

•
the holders of at least a majority in principal amount of all applicable debt securities outstanding must not have given the trustee a direction inconsistent with such request within such 60-day period.

However, a holder is entitled at any time to bring a lawsuit for the payment of money due on any debt security after its due date.
Within 120 days after the close of each fiscal year, the Company will furnish to the trustee an officers certificate stating that a review of the activities of the Company and its subsidiaries has been made, and to the best of such officers’ knowledge, the Company and the guarantors have kept, observed, performed and fulfilled their obligations and covenants under the indenture, or otherwise specifying any default.

Modification of the Indentures
Except as provided in the next two succeeding paragraphs, the indenture and/or the applicable debt securities and/or guarantees may be amended or supplemented with the written consent of the holders of at least a majority in principal amount of the debt securities then outstanding issued under the indenture affected by such amendment or supplement, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such debt securities), and any existing default, event of default (other than a default or event of default with respect to the payment of the principal of, or premium or additional amounts, if any, or interest on, the applicable debt securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the indenture or the applicable debt securities and/or guarantees may be waived with the consent of the holders of a majority in principal amount of the debt securities then outstanding issued under the indenture affected thereby, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the applicable debt securities).
Without the consent of each holder affected, an amendment or waiver may not (with respect to any debt securities held by a non-consenting holder):
•
reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•
reduce the principal amount, or change the fixed maturity, of any debt security, reduce the rate of, or change the time for payment of, interest or any premium on any debt security or alter the provisions with respect to the redemption thereof (excluding, for the avoidance of doubt, the number of days before a redemption date that a notice of redemption must be mailed to holders of such debt securities, which may be amended with the written consent of the holders of at least a majority in aggregate principal amount of the debt securities then outstanding);

•
reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity;

•
waive a default or event of default in the payment of principal of, or interest or premium, or additional amounts, if any, on the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities then outstanding and a waiver of the payment default that resulted from such acceleration);

•
make a debt security payable in a currency, currencies or currency unit(s) other than the currency stated in such debt security;

•
make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of, or interest or premium, or additional amounts, if any, on such debt securities;

•
release any guarantor from any of its obligations under its guarantee of the debt securities or the indenture except in accordance with the terms of the indenture;

•
impair the rights of holders to convert their securities, if convertible, upon the terms established pursuant to or in accordance with the provisions of the indenture;

•
waive a redemption payment with respect to any debt security; or

•
make any change in the amendment and waiver provisions set forth in this paragraph.

Any such consent need only approve the substance, rather than the particular form, of the proposed amendment.
Notwithstanding the preceding, without the consent of any holder of debt securities, the indenture and the debt securities issued thereunder may be amended or supplemented to:
•
cure any ambiguity, defect or inconsistency;

•
provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•
provide for the assumption of the obligations of the issuer to holders of debt securities in the case of a merger or consolidation of the Company, or the sale of all or substantially all of the assets of the issuer and its subsidiaries, taken as a whole;

•
add to the covenants of the issuer for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of the debt securities of that series);

•
add any additional events of default for the benefit of the holders of all or any series of debt securities (and if such events of default are to be for the benefit of less than all series of debt securities, stating that such events of default are expressly being included solely for the benefit of the debt securities of that series); provided, however, that in respect of any such additional events of default, such supplemental indenture may provide for a particular period of grace after default (which may be shorter or longer than that allowed in the case of other defaults), may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of the holders of a majority in aggregate principal amount of that or those series of debt securities to which such additional events of default apply to waive such default;

•
add to, change or eliminate any of the provisions of the indenture, so long as any such addition, change or elimination not otherwise permitted under the indenture shall (i) neither apply to any Securities of any series created prior to the execution of such amendment or supplement and entitled to the benefit of such provision nor modify the rights of the Holders of any such Security with respect to the benefit of such provision or (ii) become effective only when there is no such Security outstanding;

•
establish the form or terms of debt securities of any series as permitted by the indenture, including the provisions and procedures relating to debt securities convertible into the Company’s common stock;

•
evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

•
evidence the succession of another entity to the Company or any guarantor and the assumption by the successor of the covenants of the Company or such guarantor (as applicable) contained in the indenture;

•
supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant thereto, provided that any such action will not adversely affect the interests of the holders of debt securities of that series or any other series of debt securities in any material respect;

•
add additional guarantees with respect to the applicable debt securities;

•
release any guarantees with respect to any debt securities in accordance with the provisions of the indenture;

•
secure the applicable debt securities;

•
make any other change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the indenture of any such holder in any material respect;

•
with respect to any series of debt securities, to conform the text of such series of the indenture (including any indenture supplemental thereto), the debt securities of any series or the guarantees to any provision of the “Description of the Notes” or “Description of Debt Securities” sections of the prospectus of the Company relating to the indenture or to the prospectus supplement or other like offering document relating to the initial offering of such series of debt securities;

•
comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•
comply with the applicable procedures of the depositary; or

•
provide for the issuance of additional debt securities as permitted by the indenture.

Legal Defeasance and Covenant Defeasance
When the issuer establishes a series of debt securities, it may provide that the debt securities of that series are subject to the legal defeasance and covenant defeasance provisions of the indenture. If those provisions are made applicable, the issuer may elect either:
•
to defease and, together with the guarantor (if any), be legally released from, subject to some limitations, all of their respective obligations with respect to the debt securities of that series (which we sometimes refer to herein as “legal defeasance”); or

•
to be released from the obligations to comply with specified covenants and eliminate certain events of default relating to the debt securities of that series as described in the applicable prospectus supplement.

To effect legal defeasance or covenant defeasance, the issuer must irrevocably deposit in trust with the trustee an amount in any combination of funds or government obligations, which, through the payment of principal and interest in accordance with their terms, will provide money sufficient to make payments on the debt securities of that series and any mandatory sinking fund or analogous payments on the debt securities of that series.
Upon such defeasance, the issuer will not be released from obligations:
•
to pay additional amounts, if any, on the debt securities of that series upon the occurrence of some events;

•
to register the transfer or exchange of the debt securities of that series;

•
to replace some of the debt securities of that series;

•
to maintain an office relating to the debt securities of that series; or

•
to hold moneys for payment in trust.

To establish such a trust, the issuer must, among other things, deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series:
•
will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance; and

•
will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance or covenant defeasance had not occurred. In the case of legal defeasance, the opinion of counsel must be based upon a ruling of the Internal Revenue Service (the “IRS”) or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

Government obligations generally mean securities which are:
•
direct obligations of the U.S. or of the government that issued the foreign currency in which the applicable debt securities are payable, in each case, where the issuer has pledged its full faith and credit to pay the obligations; or

•
obligations of an agency or instrumentality of the U.S. or of the government that issued the foreign currency in which the applicable debt securities are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the U.S. or that other government.

In any case, the issuer of government obligations cannot have the option to call or redeem the obligations. In addition, government obligations include, subject to certain qualifications, a depository receipt issued by a bank or trust company as custodian with respect to any government obligation or a specific payment of interest on or principal of any such government obligation held by the custodian for the account of a depository receipt holder.

If the issuer effects covenant defeasance with respect to the debt securities of any series, the amount on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity. However, the debt securities of that series may become due and payable prior to their stated maturity if there is an event of default with respect to a covenant from which the issuer has not been released. In that event, the amount on deposit may not be sufficient to pay all amounts due on the debt securities of that series at the time of the acceleration and the holders of those debt securities will be required to look to the issuer and the guarantors, if any, for repayment of any shortfall.
The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above.
Satisfaction and Discharge
When the issuer establishes a series of debt securities, it may provide that the debt securities of that series are subject to the satisfaction and discharge provisions of the indenture. If those provisions are made applicable, the indenture will be discharged as to any particular series of debt securities and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the indenture) as to all outstanding debt securities of such series when
(1) either:
•
all such debt securities theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the trustee for cancellation; or

•
all debt securities of such series not theretofore delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the issuer, and the issuer has irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest and additional amounts (if any) on such debt securities to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the issuer directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided that with respect to any redemption that requires the payment of any applicable premium thereon, the amount deposited shall be sufficient for purposes of this paragraph to the extent that an amount is deposited with the trustee equal to the applicable premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the trustee on or prior to the date of the redemption;

(2) the issuer has paid all other sums payable by the issuer under the indenture which relate to such series of debt securities; and
(3) the issuer has delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to such series of debt securities have been complied with.
Ranking
Unless otherwise specified in a supplement to this prospectus, the debt securities will be unsecured senior obligations of the Company and will rank equally in right of payment with all existing and future unsecured senior indebtedness of the Company. The debt securities will be effectively subordinated to all of our and our consolidated subsidiaries’ secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally subordinated to all existing and future liabilities (including indebtedness, trade payables and lease obligations) of our non-guarantor subsidiaries.
As of August 31, 2024, we had approximately $4.9 billion of debt outstanding, consisting of approximately $4.2 billion of senior unsecured notes and $478.5 million of unsecured term loans, both of which would be pari passu in right of payment with any debt securities and the related guarantees of the guarantors, and $245.2 million of secured indebtedness.
Each guarantor’s guarantee of debt securities will be unsecured senior obligations of such guarantor and will rank equally in right of payment with all existing and future unsecured senior indebtedness of such guarantor. The guarantees of our guarantors will be structurally subordinated to all of the secured indebtedness of such guarantors to the extent of the value of the assets securing such indebtedness.

DESCRIPTION OF GUARANTEES
The Operating Partnership may fully and unconditionally guarantee our obligations under any series of debt securities issued hereunder. The specific terms of any guarantee will be described in the applicable prospectus supplement, which will also identify the circumstances (if any) under which one or more other subsidiaries of the Company may be required to guarantee the debt securities of that series.
The obligations of the Operating Partnership under its guarantee will be limited to the maximum amount that will not result in its obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law.
Subject to any modifications, additions or deletions set forth in the applicable prospectus supplement or similar offering document governing any series of debt securities issued hereunder, a guarantor will be automatically and unconditionally released from its obligations under the indenture and the related guarantees:
(1) upon any sale, exchange or transfer to a person or entity not an affiliate of the Company of all of the Capital Stock held by the Company and its subsidiaries in, or all or substantially all of the assets of, such guarantor;
(2) upon the liquidation or dissolution of such guarantor; provided no default or event of default shall occur as a result thereof;
(3) if the Company exercises its legal defeasance option or its covenant defeasance option as described under “Description of Debt Securities — Legal Defeasance and Covenant Defeasance” or if its obligations under the indenture are discharged in accordance with the terms of the indenture as described under “Description of Debt Securities — Satisfaction and Discharge”; or
(4) as otherwise provided in any indenture supplemental to the base indenture;
provided, however, that in the case of clauses (1) and (2) above, (x) such sale or other disposition is made to a person or entity other than the Company or any of its subsidiaries and (y) such sale or disposition is otherwise permitted by the indenture.
At the request of the Company, and upon delivery to the trustee of an officer’s certificate and an opinion of counsel, each stating that all applicable conditions precedent under the indenture relating to such release have been complied with, the trustee will execute any documents reasonably requested by the Company evidencing such release.
Nothing contained in the indenture or in the debt securities will prevent any consolidation or merger of a guarantor with or into the issuer (in which case such guarantor shall no longer be a guarantor) or another guarantor or shall prevent any sale or conveyance of the property of a guarantor as an entirety or substantially as an entirety to the issuer or another guarantor.

DESCRIPTION OF CAPITAL STOCK
As of September 27, 2024, our only class of outstanding securities registered under the Exchange Act is our common stock, par value $0.10 per share, which we refer to as the Common Stock.
The following is a description of the material terms of our Common Stock and preferred stock we may offer and is qualified by reference to the provisions of our Articles of Amendment and Restatement, as amended, which we refer to as our Charter, our Amended and Restated Bylaws, which we refer to as the Bylaws, and applicable provisions of relevant Maryland law, including the Maryland General Corporation Law, which we refer to as the MGCL. The terms of any series of preferred stock being offered by us will be described in the prospectus supplement relating to that series of preferred stock. That prospectus supplement may not restate the articles supplementary that establishes a particular series of preferred stock in its entirety. We urge you to read at that time the articles supplementary because it, and not the description in the prospectus supplement, will define your rights as a holder of preferred stock. The articles supplementary will be filed with the State Department of Assessments and Taxation of the State of Maryland and with the SEC.
Common Stock
We are authorized to issue 350,000,000 shares of Common Stock. All shares of our Common Stock participate equally in dividends payable to stockholders of our Common Stock when and as declared by our board of directors and in net assets available for distribution to stockholders of our Common Stock on liquidation or dissolution; have one vote per share on all matters submitted to a vote of the stockholders; and do not have cumulative voting rights in the election of directors. All of our outstanding shares of Common Stock are fully paid and non-assessable. Holders of our Common Stock do not have preference, conversion, exchange or preemptive rights. We may issue additional shares of authorized Common Stock without stockholder approval, subject to applicable rules of the NYSE.
Preferred Stock
We are authorized to issue 20,000,000 shares of our preferred stock, par value $1.00 per share, which we refer to as the Preferred Stock. Under our Charter, our board of directors has the authority to authorize from time-to-time, without further stockholder action, the issuance of shares of our Preferred Stock, in one or more series as the board of directors shall deem appropriate, and to fix the rights, powers and restrictions of the Preferred Stock by resolution and the filing of an amendment to our Charter, including but not limited to the designation of the following:
•
the number of shares constituting such series and the distinctive designation thereof;

•
the voting rights, if any, of such series;

•
the rate of dividends payable on such series, the time or times when such dividends will be payable, the preference to, or any relation to, the payment of dividends to any other class or series of stock and whether the dividends will be cumulative or non-cumulative;

•
whether there shall be a sinking or similar fund for the purchase of shares of such series and, if so, the terms and provisions that shall govern such fund;

•
the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the Company;

•
the rights, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class or classes or any other series of the same or of any other class or classes of equity shares, the price or prices or rate or rates of conversion or exchange, with such adjustments thereto as shall be provided, at which such shares shall be convertible or exchangeable, whether such rights of conversion or exchange shall be exercisable at the option of the holder of the shares or the Company (or both) or upon the happening of a specified event, and any other terms or conditions of such conversion or exchange; and

•
any other preferences, powers and relative participating, optional or other special rights and qualifications, limitations or restrictions of shares of such series.

Except as otherwise provided in any prospectus supplement or articles supplementary, all shares of the same series of Preferred Stock will be identical to each other share of said stock. The shares of different series may differ, including as to ranking, as may be provided in our Charter, or as may be fixed by our board of directors as described above. We may from time-to-time amend our Charter to increase or decrease the number of authorized shares of Preferred Stock.
Certain Effects of Authorized but Unissued Stock
We may issue additional shares of Common Stock or Preferred Stock without stockholder approval, subject to applicable rules of the NYSE, for a variety of corporate purposes, including raising additional capital, corporate acquisitions, the payment of dividends and employee benefit plans. The existence of unissued and unreserved Common and Preferred Stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of the Company through a merger, tender offer, proxy contest or otherwise, and protect the continuity of management and possibly deprive you of opportunities to sell your shares at prices higher than the prevailing market prices. We could also use additional shares to dilute the stock ownership of persons seeking to obtain control of the Company.
Restrictions on Ownership and Transfer
To qualify as a REIT under the Internal Revenue Code of 1986, as amended, (the “Code”), we must satisfy a number of statutory requirements, including a requirement that no more than 50% in value of our outstanding shares of stock may be owned, actually or constructively, by five or fewer individuals (as defined by the Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). In addition, if we, or an actual or constructive owner of 10% or more of us, actually or constructively owns 10% or more of a tenant of ours (or a tenant of any partnership in which we are a partner), the rent we receive (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. Our stock must also be beneficially owned by 100 or more persons during at least 355 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.
Our Charter provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock. Our Charter also prohibits any person from:
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beneficially owning shares of our capital stock to the extent that such beneficial ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year);

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beneficially or constructively owning shares of our capital stock to the extent such beneficial or constructive ownership would cause us to fail to qualify as a REIT (including, but not limited to, beneficial or constructive ownership that would cause us to actually or constructively own interests in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by us from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); or

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transferring shares of our capital stock to the extent that such transfer would result in our shares of capital stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

We refer to these restrictions, collectively, as the “ownership limits.” Subject to certain limitations, our board of directors may, in its sole discretion, prospectively or retroactively, exempt one or more persons from the ownership limits, on such terms and subject to such conditions as our board of directors may require.
Our Charter requires that any person who acquires or attempts to acquire shares of our stock in violation of the ownership limits give immediate, or in the event of a proposed or attempted transfer, at least 15 days’ prior, written notice to us. Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be void ab initio. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits (or any expected holder limit) or result in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The trustee of the trust will be appointed by the Company or any successor trustee thereof. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust, which the trustee will exercise for the exclusive benefit of the charitable beneficiary of the trust.
The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restrictions on ownership and transfer of our stock, then the transfer of the shares will be void ab initio. Any dividend or other distribution paid prior to our discovery that the shares had been automatically transferred to a trust as described above must be repaid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary.
Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority, at the trustee’s sole discretion:
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to rescind as void ab initio any vote cast by a proposed transferee prior to our discovery that the shares have been transferred to the trust; and

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to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.
Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a gift or devise, the market price at the time of such gift or devise) and (2) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer for a period of twenty (20) days after the later of (1) the date of the violative transfer or other event that results in a transfer to the trust and (2) if no notice of a transfer of shares to the trust is received by us, the date we determine in good faith that a violative transfer or other event that results in a transfer to the trust has occurred. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the proposed transferee. Any amounts received by the trustee in excess of the amounts paid to the proposed transferee will be paid to the charitable beneficiary.
If we do not purchase the shares held in trust, the trustee must sell the shares to a person designated by the trustee who could own the shares without violating the ownership limit and the other restrictions on ownership and transfer of our stock contained in our Charter. After selling the shares, the trustee must distribute to the proposed transferee an amount equal to the lesser of (1) the price paid by the proposed transferee for the shares (or, in the case of a gift or devise, the market price at the time of such gift or devise) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares.
Every owner of more than 5% (or any lower percentage as required by the Code or the regulations promulgated thereunder or as may be requested by our board of directors in its sole discretion) in number or value of the outstanding shares of our capital stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of shares of our capital stock that he or she beneficially owns and a description of the manner in which the shares are held. Each of these owners must provide us with additional information that we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will upon demand be required to provide us with information that we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine our compliance.
Certain Anti-Takeover Provisions
The following is a description of certain provisions included in our Charter, Bylaws and Maryland law that may have the effect of discouraging unilateral tender offers or other takeover proposals that stockholders might deem to be in their interests or in which they might receive a substantial premium. Our board of directors’ authority to issue and establish the terms of currently authorized Preferred Stock, without stockholder approval, may also have the effect of discouraging takeover attempts. The following provisions could also have the effect of insulating current management against the possibility of removal and could, by possibly reducing temporary fluctuations in market price caused by accumulations of shares of our Common Stock, deprive stockholders of opportunities to sell at a temporarily higher market price. Our board of directors believes, however, that these provisions may help assure fair treatment of our stockholders and preserve our assets. These provisions may require persons seeking control of the Company to negotiate with our board of directors regarding the price to be paid for our shares required to obtain control, promote continuity and stability, and enhance the Company’s ability to pursue long-term strategies.
Charter and Bylaws
Our Charter and Bylaws contain certain provisions, including the provisions described below, that may discourage certain types of transactions that involve an actual or threatened change of control of us. Since the terms of our Charter and Bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our Charter and Bylaws.
Size of Board.   Our Charter specifies that the number of directors shall be six, which number may be increased or decreased as provided in the Bylaws but shall not be less than five nor more than thirteen.
Election of Directors.   A director is generally elected by the vote of a majority of the votes cast at the meeting at which the election is held, except that, in case of a contested election, directors are elected by the vote of a plurality of the votes present in person or represented by proxy at the meeting. For one of our stockholders to nominate a candidate for director, our Bylaws require that such stockholder give timely notice to us in advance of the meeting. Ordinarily, the stockholder must give notice not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual meeting. The notice must describe various matters regarding the nominee, the stockholder giving the notice and the beneficial owner on whose behalf the nomination is made. Our Charter does not permit cumulative voting in the election of directors. Accordingly, the holders of a majority of the then-outstanding shares of Common Stock can elect all of the directors of the class then being elected at that meeting of stockholders.
Removal of Directors.   Our Charter and Bylaws provide that stockholders may remove a director only “for cause” at a meeting expressly called for such purpose and with the affirmative vote of not less than two-thirds of the-then outstanding shares of our capital stock entitled to vote, subject to any rights of holders of any outstanding series of Preferred Stock or any other series or class of stock to elect additional directors under specified circumstances.
Filling Vacancies.   Our Bylaws provide that any vacancies on the board of directors, including vacancies by reason of an increase in the number of directors, whether or not sufficient to constitute a quorum, may be filled by a majority vote of the directors then in office even if the remaining directors do not constitute a quorum.
Limitations on Stockholder Action by Written Consent.   Our Bylaws provide that, except for the election of directors, action may be taken without a meeting of stockholders only if all of the stockholders entitled to vote with respect to the subject matter thereof consent in writing or by electronic transmission to such action being taken or (in respect to the adoption of new Bylaws or the amendment or repeal of the existing Bylaws) by a written consent of the holders of a majority of the outstanding shares entitled to vote. The election of directors may not be undertaken by written consent.

Limitations on Calling Stockholder Meetings.   Under our Bylaws, special meetings of the stockholders may be called by a majority of our board of directors, the chairman of our board of directors, our chief executive officer or president, or, subject to the satisfaction of certain procedural and informational requirements by the stockholders requiring the meeting, by our secretary upon written request of holders of not less than a majority of the votes entitled to be cast on the business proposed.
Advance Notice Bylaw; Proposal and Nomination Information Requirements; Proxy Access.   For a stockholder to bring a proposal before an annual meeting, including director nominations, our Bylaws require that the stockholder give timely notice to us in advance of the meeting. Ordinarily, the stockholder must give notice at least 90 days but not more than 120 days before the first anniversary of the preceding year’s annual meeting. Each proponent of a matter to be considered at a stockholder meeting and each stockholder nominating a director must furnish certain information, including his or her ownership of Common Stock, options or any short positions related to our Common Stock and any fees such proponent stands to earn based on the value of the Common Stock or derivatives related to the Common Stock. Each director nominated by a stockholder must certify that he or she is not a party to, and will not become a party to, any agreement with any person or entity in connection with service or action as a director. Such director nominee must also submit a completed director questionnaire provided by us.
Our board of directors may reject any proposals that have not followed these procedures or that are not a proper subject for stockholder action in accordance with the provisions of applicable law.
Our Bylaws also provide that, subject to certain requirements, a stockholder, or group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years, may nominate, and require us to include in our proxy materials for an annual meeting, stockholder-nominated director candidates equal to the greater of two director seats or 20% of the board of directors.
Certain Amendments to our Charter and Bylaws.   The provisions of our Charter governing certain business combinations and governing ownership limitations and excess shares may not be amended without the board declaring the amendment advisable and the approval of 80% of the outstanding shares of our capital stock entitled to vote. Our Bylaws may be amended, altered, changed or repealed by (1) a majority of all the outstanding shares of capital stock entitled to vote, unless the Bylaws provide that a higher voting requirement applies, or (2) a majority of our board of directors.
Business Combinations.   Our Charter requires that, except in some circumstances, “business combinations” between us and a beneficial holder of 10% or more of our outstanding voting stock, which we refer to as a Related Person, be approved by the affirmative vote of at least 80% of our outstanding voting shares. A “business combination” is defined in our Charter as:
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any merger or consolidation of the Company with or into a Related Person;

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any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any “Substantial Part” (as defined below) of the assets of the Company (including without limitation any voting securities of a subsidiary) to a Related Person;

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any merger or consolidation of a Related Person with or into the Company;

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any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Company;

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the issuance of any of our securities (other than by way of pro rata distribution to all stockholders) of the Company to a Related Person; and

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any agreement, contract or other arrangement providing for any of the transactions described above.

The term “Substantial Part” means more than 10% of the book value of our total assets as of the end of our most recent fiscal year ending prior to the time the determination is being made.
Maryland Law
Maryland “Unsolicited Takeovers” under Subtitle 8 of Title 3.    The “Unsolicited Takeovers” provisions of Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its Charter or Bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the Charter or Bylaws, to any or all of five provisions:
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a classified board of directors;

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a two-thirds vote requirement to remove a director;

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a requirement that the number of directors be fixed only by a vote of directors;

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a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full terms of the class of directors in which the vacancy occurred; and

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a majority requirement for the calling of a special meeting of stockholders.

We have elected to be subject to the requirement that a vacancy on the board of directors be filled by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred. Accordingly, the stockholders may not fill any vacancy upon the board of directors.
Pursuant to a resolution of the board, we have elected to affirmatively opt out of Section 3-803 of the MGCL, which permits the board of directors of a Maryland corporation to divide its board into classes without stockholder approval. The board resolution is irrevocable unless it is first approved in the same manner as an amendment to the Charter, which would require the approval of the Company’s stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter.
The other Subtitle 8 elections are not currently relevant to us because existing provisions in our Charter and Bylaws (unrelated to Subtitle 8) already make us subject to the two-thirds vote requirement for removing a director, a requirement that the number of directors be fixed only by a vote of directors, and a majority requirement for the calling of a special meeting of stockholders. Subject to the voting requirements described herein, we retain our right to opt in to any of the other provisions of Subtitle 8.
Maryland Business Combination Act.   Pursuant to Section 5.09 of our Charter, we have opted out of Maryland’s statutory “business combination” provisions under the Maryland Business Combination Act. Nevertheless, we cannot assure you that our board of directors will not decide in the future to adopt a resolution electing to be subject to the statutory business combination provisions. An alteration or repeal of the Charter’s “opt out” provision, however, would not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.
If we were to opt into the Maryland Business Combination Act, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, would be prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:
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any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

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an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, a board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.
After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
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80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the Maryland General Corporation Law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.
For a description of the Business Combinations provision included in our Charter, see “Charter and Bylaws -Business Combinations” above.
Maryland Control Share Acquisition Act.   Pursuant to Section 5.09 of our Charter, we have opted out of Maryland’s statutory “control share acquisition” provisions under the Maryland Control Share Acquisition Act. Nevertheless, we cannot assure you that our board of directors will not decide in the future to adopt a resolution electing to be subject to the statutory control share acquisition provisions. An alteration or repeal of the Charter’s “opt out” provision, however, would not have any effect on any control share acquisitions that have been consummated or upon any agreements existing at the time of such modification or repeal.
The Maryland Control Share Acquisition Act, if and when applicable to us, would provide that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock, that, if aggregated with all other shares of stock owned by the acquirer or shares of stock for which the acquirer is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquirer to exercise direct or indirect voting power in electing directors within one of the following ranges of voting power:
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one-tenth or more, but less than one-third of all voting power;

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one-third or more, but less than a majority of all voting power; or

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a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the direct or indirect acquisition of control shares.
Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and satisfied other conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the corporation’s receipt of demand to consider the voting rights of the shares. If no request for a special meeting is made, the corporation itself may present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may be able to redeem any or all of the control shares for fair value, except for control shares for which voting rights previously have been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of control shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of appraisal rights do not apply in the context of a control share acquisition.
Duties of Directors with Respect to Unsolicited Takeovers.   Maryland law provides protection for Maryland corporations against unsolicited takeovers by limiting, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them to (a) accept, recommend or respond on behalf of the corporation to any proposal by a person seeking to acquire control of the corporation, (b) make a determination under the Maryland business combination or control share acquisition statutes described above, or (c) act or fail to act solely because of the effect the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition. Moreover, under Maryland law the act of a director of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control is not subject to any higher duty or greater scrutiny than is applied to any other act of a director. Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.
Listing
Shares of Common Stock are listed on the NYSE under the symbol “OHI.”
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
Consequences of an Investment in Our Securities
The following is a general summary of material U.S. federal income tax considerations applicable to us, and to the purchasers of our securities and our election to be taxed as a REIT. It is not tax advice. The summary does not discuss the tax consequences of an investment in our debt securities, but supplemental U.S. federal income tax considerations relevant to holders of debt securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. The summary is not intended to represent a detailed description of the U.S. federal income tax considerations applicable to a particular stockholder in view of any person’s particular circumstances, nor is it intended to represent a description of the U.S. federal income tax considerations applicable to stockholders subject to special treatment under the federal income tax laws such as insurance companies, pension plans or other tax-exempt organizations (except to the extent summarized below), financial institutions, securities broker-dealers, investors in pass-through entities, expatriates, persons that hold their stock as part of a straddle, hedge, constructive sale or conversion transaction, persons subject to special tax accounting rules under Code Section 451(b), regulated investment companies, persons whose “functional currency” is not the U.S. dollar, and taxpayers subject to alternative minimum taxation.
The following discussion relating to an investment in our securities was based on consultations with Bryan Cave Leighton Paisner LLP, our counsel. In the opinion of Bryan Cave Leighton Paisner LLP, the following discussion, to the extent it constitutes matters of law or legal conclusions (assuming the facts, representations, and assumptions upon which the discussion is based are accurate), accurately represents the material U.S. federal income tax considerations relevant to purchasers of our securities. Bryan Cave Leighton Paisner LLP has not rendered any opinion regarding any effect of such issuance on purchasers of our securities. The sections of the Code relating to the qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its stockholders. The information in this section is based on the Code; current, temporary, and proposed Treasury regulations promulgated under the Code; the legislative history of the Code; current administrative interpretations and practices of the Internal Revenue Service, which we refer to as the IRS; and court decisions, in each case, as of the date of this prospectus.
In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings which are not binding on the IRS, except with respect to the particular taxpayers who requested and received these rulings.
Taxation of Omega
General.   We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, beginning with our taxable year ended December 31, 1992. We believe that we were organized and have operated in such a manner as to qualify for taxation as a REIT under the Code. We intend to continue to operate in a manner that will allow us to maintain our qualification as a REIT, but no assurance can be given that we have operated or will be able to continue to operate in a manner so as to qualify or remain qualified as a REIT.
The sections of the Code that govern the U.S. federal income tax treatment of a REIT are highly technical and complex. The following sets forth the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.
In the opinion of Bryan Cave Leighton Paisner LLP, which opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, we were organized in conformity with the requirements for qualification as a REIT, and our current and proposed method of operation will enable us to continue to meet the requirements for continued qualification and taxation as a REIT under the Code. This opinion is based on various assumptions and is conditioned upon certain representations made by us as to factual matters concerning our business and properties. Moreover, such qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Bryan Cave Leighton Paisner LLP on an ongoing basis. Accordingly, no assurance can be given that the various results of our operation for any particular taxable year will satisfy such requirements. Further, such requirements may be changed, perhaps retroactively, by legislative or administrative actions at any time. We have neither sought nor obtained any formal ruling from the IRS regarding our qualification as a REIT and presently have no plan to apply for any such ruling. See “Failure to Qualify.”
If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on our net income that is currently distributed to stockholders. This treatment substantially eliminates the “double taxation” (i.e., taxation at both the corporate and the stockholder levels) that generally results from an investment in a corporation. However, we will be subject to certain federal income taxes as follows: First, we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, if we have (i) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business, or (ii) other nonqualifying income from foreclosure property, we will be subject to tax at the highest regular corporate rate (currently 21%) on such income. Third, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business by us, (i.e., when we are acting as a dealer)), such income will be subject to a 100% tax. Fourth, if we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which we fail the 75% or 95% test, multiplied by (b) a fraction intended to reflect our profitability. Fifth, if we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification to be taxed as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the non-qualifying assets in question multiplied by the highest regular corporate tax rate if that amount exceeds $50,000 per failure. Sixth, if we should fail to distribute by the end of each year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, we will be subject to a 100% excise tax on transactions with a taxable REIT subsidiary, which we refer to as a TRS, that are not conducted on an arm’s-length basis. Eighth, if we acquire any asset that is defined as a “built-in gain asset” from a C corporation that is not a REIT (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the built-in gain asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and we recognize gain on the disposition of such asset during the 15-year period beginning on the date on which such asset was acquired by us, which is defined as the “recognition period,” then, to the extent of the built-in gain (i.e., the excess of (a) the fair market value of such asset on the date such asset was acquired by us over (b) our adjusted basis in such asset on such date), our recognized gain will be subject to tax at the highest regular corporate rate. The results described above with respect to the recognition of built-in gain assume that we will not make an election pursuant to Treasury Regulations Section 1.337(d)-7(c)(5).
Requirements for Qualification.   The Code defines a REIT as a domestic corporation, trust or association: (1) which is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code; (4) which is neither a financial institution nor an insurance company as defined in provisions of the Code; (5) the beneficial ownership of which is held by 100 or more persons; (6) during the last half year of each taxable year not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities); and (7) which meets certain other tests, described below, regarding the nature of its income and assets and the amount of its annual distributions to stockholders. The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. For purposes of conditions (5) and (6), pension funds and certain other tax-exempt entities are treated as individuals, subject to a “look-through” exception in the case of condition (6). We may avoid disqualification as a REIT for a failure to satisfy any of these tests if such failure is due to reasonable cause and not willful neglect, and we pay a penalty of at least $50,000 for each such failure.
Income Tests.   To maintain our qualification as a REIT, we annually must satisfy two gross income requirements. First, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including generally “rents from real property,” interest on mortgages on real property and gains on sale of real property and real property mortgages, other than property described in Section 1221(a)(1) of the Code) and income derived from certain types of temporary investments. Second, at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest, and gain from the sale or disposition of stock or securities other than property held for sale to customers in the ordinary course of business.
Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of the rent must not be based in whole or in part on the income or profits of any person. However, any amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant (other than rent from a tenant that is a TRS that meets the requirements described below) will not qualify as “rents from real property” in satisfying the gross income tests if we or an owner (actually or constructively) of 10% or more of the value of our stock, actually or constructively owns 10% or more of such tenant, which is defined as a related party tenant, taking into account certain complex attribution rules. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.” Finally, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from which we derive no revenue. We may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. In addition, we may directly provide a minimal amount of “non-customary” services to the tenants of a property as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and non-customary services to our tenants without tainting our rental income from the related properties.
The term “interest” generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales. In addition, an amount that is based on the income or profits of a debtor will be qualifying interest income as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in such real property, but only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.
If a loan contains a provision that entitles us to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.
Interest on debt secured by mortgages on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property. A modification of a mortgage loan, if it is deemed significant for income tax purposes, could be considered to be the deemed issuance of a new mortgage loan that is subject to re-testing under these rules, with the possible re-characterization of the mortgage interest on such loan as non-qualifying income for purposes of the 75% gross income test (but not the 95% gross income test, which is discussed below), as well as non-qualifying assets under the asset test (discussed below) and the deemed exchange of the modified loan for the new loan could result in imposition of the 100% prohibited transaction tax (also discussed below). IRS guidance provides relief in the case of certain existing mortgage loans held by a REIT that are modified in response to certain distressed market conditions such that (i) the modified mortgage loan need not be re-tested for purposes of determining whether the income from the mortgage loan continues to be qualified income for purposes of the 75% gross income test or whether the mortgage loan retains its character as a qualified REIT asset for purposes of the asset test (discussed below), and (ii) the modification of the loan will not be treated as a prohibited transaction. At present, we do not hold any mortgage loans that have been modified, which would require us to take advantage of these rules for special relief. We monitor our mortgage loans and direct financing leases for compliance with the above rules.
Prohibited Transactions.   We will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets is primarily held for sale to customers and that a sale of any of our assets would not be in the ordinary course of our business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time-to-time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. The terms of these safe-harbor provisions relate primarily to the number of and/or amount realized with respect to the properties disposed of by a REIT, the period of time the property has been held by the REIT, and/or aggregate expenditures made by the REIT with respect to the property being disposed of. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business.
Foreclosure Property.   We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property is treated as qualifying for purposes of the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:
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that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

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for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

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for which the REIT makes a proper election to treat the property as foreclosure property.

Such property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer (for a total of up to six years) if an extension is granted by the Secretary of the Treasury. In the case of a “qualified health care property” acquired solely as a result of termination of a lease, but not in connection with default or an imminent default on the lease, the initial grace period terminates at the end of the second (rather than third) taxable year following the year in which the REIT acquired the property (unless the REIT establishes the need for and the Secretary of the Treasury grants one or more extensions, not exceeding six years in total, including the original two-year period, to provide for the orderly leasing or liquidation of the REIT’s interest in the qualified health care property). This grace period terminates, and foreclosure property ceases to be foreclosure property on the first day:

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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

The definition of foreclosure property includes any “qualified health care property,” as defined in Code Section 856(e)(6), acquired by us as the result of the termination or expiration of a lease of such property. We have from time-to-time operated qualified healthcare facilities acquired in this manner for up to two years (or longer if an extension was granted). However, we do not currently own any property with respect to which we have made foreclosure property elections. Properties that we had acquired in a foreclosure or bankruptcy and operated for our own account were treated as foreclosure properties for income tax purposes, pursuant to Code Section 856(e). Gross income from foreclosure properties was classified as “good income” for purposes of the annual REIT income tests upon making the election on the tax return. Once made, the income was classified as “good” for a period of three years, or until the properties were no longer operated for our own account. In all cases of foreclosure property, we utilized an independent contractor to conduct day-to-day operations to comply with certain REIT requirements. In certain cases, we operated these facilities through a taxable REIT subsidiary. For those properties operated through the taxable REIT subsidiary, we utilized an eligible independent contractor to conduct day-to-day operations to comply with certain REIT requirements. As a result of the foregoing, we do not believe that our participation in the operation of nursing homes increased the risk that we would fail to qualify as a REIT. We cannot predict whether, in the future, our income from foreclosure property will be significant and whether we could be required to pay a significant amount of tax on that income.
Hedging Transactions.   From time-to-time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps and floors, options to purchase these items and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred to acquire or carry “real estate assets,” any periodic income or gain from the disposition of that contract is excluded for purposes of the 95% gross income test and the 75% gross income test, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business and the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. To the extent that we hedge with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the gross income tests. We have structured and intend to continue to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
TRS Income.   A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of securities of one or more TRSs. A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, certain rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s operators that are not conducted on an arm’s-length basis. As stated above, we do not lease any of our facilities to any of our TRSs.
Failure to Satisfy, Income Tests.   If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. These relief provisions will be generally available if our failure to meet such tests was due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. Even if these relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability and we would file a schedule with descriptions of each item of gross income that caused the failure.
Asset Tests.   At the close of each quarter of our taxable year, we must also satisfy the following tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets including (i) our allocable share of real estate assets held by partnerships in which we own an interest, (ii) stock or debt instruments held for less than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of our company, and (iii) debt instruments (whether or not secured by real property) that are issued by a “publicly offered REIT” (i.e. a REIT that is required to file annual and periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934), cash, cash items and government securities. Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities (subject to the discussion below regarding TRSs and QRSs). Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs. Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test. Sixth, no more than 25% of the total value of our assets may be represented by “nonqualified publicly offered REIT debt instruments” (i.e. real estate assets that would cease to be real estate assets if debt instruments issued by publicly offered REITs were not included in the definition of real estate assets).
For purposes of the second and third asset tests, the term “securities” does not include our equity or debt securities of a qualified REIT subsidiary, a TRS, or equity interest in any partnership, but does include our proportionate share of any securities held by any partnership of which we are a partner. Furthermore, for purposes of determining whether we own more than 10% of the value of only one issuer’s outstanding securities, the term “securities” does not include: (i) any loan to an individual or an estate; (ii) any Code Section 467 rental agreement; (iii) any obligation to pay rents from real property; (iv) certain government issued securities; (v) any security issued by another REIT; and (vi) our debt securities in any partnership, not otherwise excepted under (i) through (v) above, (A) to the extent of our interest as a partner in the partnership or (B) if 75% of the partnership’s gross income is derived from sources described in the 75% income test set forth above.
If the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset for purposes of the 75% test. The non-qualifying portion of that mortgage loan will be equal to the portion of the loan amount that exceeds the value of the associated real property. As discussed above under the 75% gross income test, IRS guidance provides relief from re-testing certain mortgage loans held by a REIT that have been modified as a result of certain distressed market conditions with respect to real property. At present, we do not hold any mortgage loans that have been modified, which would require us to take advantage of these rules for special relief.
After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy any of the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter.
Subject to certain de minimis exceptions, we may avoid REIT disqualification in the event of certain failures under the asset tests, provided that (i) we file a schedule with a description of each asset that caused the failure, (ii) the failure was due to reasonable cause and not willful neglect, (iii) we dispose of the assets within 6 months after the last day of the quarter in which the identification of the failure occurred (or the requirements of the rules are otherwise met within such period) and (iv) we pay a tax on the failure equal to the greater of (A) $50,000 per failure and (B) the product of the net income generated by the assets that caused the failure for the period beginning on the date of the failure and ending on the date we dispose of the asset (or otherwise satisfy the requirements) multiplied by the highest applicable corporate tax rate.
Annual Distribution Requirements.   To qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (A) the sum of (i) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the excess of the sum of certain items of noncash income over 5% of our REIT taxable income, computed without regard to our net capital gains and the deduction for dividends paid.
Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, unless (for distributions made in taxable years beginning after December 31,2014) we qualify as a “publicly offered REIT,” the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (i) pro rata among all outstanding shares of stock within a particular class and (ii) in accordance with any preferences among different classes of stock as set forth in our organizational documents. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100% of our “REIT taxable income,” as adjusted, we will be subject to tax thereon at regular corporate tax rates. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:
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85% of our REIT ordinary income for such year;

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95% of our REIT capital gain income for such year; and

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any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements. We may also be entitled to pay and deduct deficiency dividends in later years as a relief measure to correct errors in determining our taxable income. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.
The availability to us of, among other things, depreciation deductions with respect to our owned facilities depends upon the treatment by us as the owner of such facilities for federal income tax purposes, and the classification of the leases with respect to such facilities as “true leases” rather than financing arrangements for federal income tax purposes. The questions of whether we are the owner of such facilities, and the leases are true leases for federal tax purposes, are essentially factual matters. We believe that we will be treated as the owner of each of the facilities that we lease, and such leases will be treated as true leases for federal income tax purposes. However, no assurances can be given that the IRS will not successfully challenge our status as the owner of our facilities subject to leases, and the status of such leases as true leases, asserting that the purchase of the facilities by us and the leasing of such facilities merely constitute steps in secured financing transactions in which the lessees are owners of the facilities and we are merely a secured creditor. In such event, we would not be entitled to claim depreciation deductions with respect to any of the affected facilities.
Reasonable Cause Savings Clause.   We may avoid disqualification in the event of a failure to meet certain requirements for REIT qualification if the failures are due to reasonable cause and not willful neglect, and if the REIT pays a penalty of $50,000 for each such failure. This reasonable cause safe harbor is not available for failures to meet the 95% and 75% gross income tests or the asset tests.

Failure to Qualify
If we fail to qualify as a REIT in any taxable year, and the reasonable cause relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible and our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as ordinary income, to the extent of current and accumulated earnings and profits. However, in such a case, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction with respect to dividends that we make, and in the case of an individual, trust, or an estate, dividends are treated the same as capital gain income, which currently is subject to a maximum income tax rate that is lower than regular income tax rates. In addition, in the case of an individual, trust or an estate, to the extent such taxpayer’s unearned income (including dividends) exceeds certain threshold amounts, the 3.8% tax on certain “net investment income” also will apply to dividend income. Unless entitled to relief under specific statutory provisions, we would also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief. Failure to qualify could result in our incurring indebtedness or liquidating investments in order to pay the resulting taxes.
Other Tax Matters
We own and operate a number of properties through subsidiaries and the classification of such subsidiaries varies for federal income tax purposes as described in this section. Some of these subsidiaries elected to be taxed as REITs beginning with the calendar year ending December 31, 2015. The stock of the REIT subsidiaries, and dividends received from the REIT subsidiaries, will qualify under the asset tests and income tests, respectively, as described above; provided that such subsidiaries maintain their REIT qualification.
Our REIT subsidiaries own and operate a number of properties through subsidiaries, known as qualified REIT subsidiaries, which we refer to as QRSs. Code Section 856(i) provides that a corporation that is QRS shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a QRS shall be treated as assets, liabilities and such items (as the case may be) of the REIT. Thus, in applying the tests for REIT qualification to our REIT subsidiaries described in this prospectus under the heading “Taxation of Omega,” the QRSs will be ignored, and all assets, liabilities and items of income, deduction, and credit of such QRSs will be treated as assets, liabilities and items of income, deduction, and credit of our REIT subsidiaries.
In the case of a REIT that is a partner in a partnership (such as our Operating Partnership), such REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities, and items of income of our Operating Partnership and any other partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we own an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.
Taxation of Taxable U.S. Holders That Are Not Tax-Exempt
Distribution.   So long as Omega qualifies for taxation as a REIT, distributions on shares of Omega’s stock made to U.S. holders out of the current or accumulated earnings and profits allocable to these distributions (and not designated as capital gain dividends) will be includable as ordinary income for federal income tax purposes. None of these distributions will be eligible for the dividends-received deduction for corporate U.S. holders. Additionally, Omega’s ordinary dividends will generally not qualify as qualified dividend income, which, for individuals, trusts and estates, is included in the computation of net capital gain, which can be taxed at rates that are lower than ordinary income rates. Any distribution declared by Omega in October, November or December of any year on a specified date in any such month shall be treated as both paid by Omega and received by Omega’s stockholders on December 31 of that year, provided that the distribution is actually paid by Omega no later than January 31 of the following year. Distributions made by Omega in excess of current or accumulated earnings and profits will be treated as a nontaxable return of capital to the extent of a U.S. holder’s basis and will reduce the basis of the U.S. holder’s shares. Any distributions by Omega in excess of current or accumulated earnings and profits and in excess of a U.S. holder’s basis in the U.S. holder’s shares will be treated as gain from the sale of Omega’s shares. See “Disposition of Stock of Omega” below.
Qualified REIT Dividends.   Distributions that we make to our U.S. holders out of current or accumulated earnings and profits that we do not designate as “capital gain dividends” or “qualified dividend income” (as described below) for tax years beginning before January 1, 2026, generally will entitle individuals, trusts and estates to the 20% pass-through deduction. Corporate stockholders are not entitled to the pass-through deduction or the dividends-received deduction with respect to our distributions. A noncorporate U.S. holder’s ability to claim the deduction equal to 20% of qualifying dividends received may be limited by the U.S. holder’s particular circumstances. In addition, for any noncorporate U.S. holder that claims a deduction in respect of qualifying dividends, the maximum threshold for the accuracy-related penalty with respect to substantial understatements of income tax could be reduced from 10% to 5%.
Capital Gains Dividends.   Distributions to U.S. holders that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed Omega’s actual net capital gain for the taxable year), without regard to the period for which a U.S. holder held Omega’s shares. However, a corporate U.S. holder, may be required to treat a portion of some capital gain dividends as ordinary income. If Omega elects to retain and pay income tax on any net long-term capital gain, each of Omega’s U.S. holders would include in income, as long-term capital gain, its proportionate share of this net long-term capital gain. Each of Omega’s U.S. holders would also receive a refundable tax credit for its proportionate share of the tax paid by Omega on such retained capital gains and increase the basis of its shares of Omega’s stock in an amount equal to the amount of includable capital gains reduced by the share of refundable tax credit.
Disposition of Stock of Omega.   Upon any taxable sale or other disposition of any shares of Omega’s stock, a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and the U.S. holder’s adjusted tax basis in such shares of Omega’s stock. This gain will be capital gain if the U.S. holder held such shares of Omega’s stock as a capital asset and will be long-term capital gain or loss if such U.S. holder held such shares for more than one (1) year.
3.8% Tax on Net Investment Income.   Certain U.S. holders of Omega’s stock who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% tax on certain “net investment income” including dividends on Omega’s stock and capital gains from the sale or other disposition of Omega’s stock.
Taxation of Tax-Exempt Stockholders
Tax-exempt entities are generally exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to as UBTI. Distributions made by Omega to a U.S. holder that is a tax-exempt entity (such as an individual retirement account, which we refer to as an IRA, or a 401(k) plan) generally should not constitute UBTI, unless such tax-exempt U.S. holder has financed the acquisition of its shares with “acquisition indebtedness” within the meaning of the Code, or the shares are otherwise used in an unrelated trade or business conducted by such U.S. holder.
However, for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in Omega will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code.
Special rules apply to certain tax-exempt pension funds (including 401(k) plans but excluding IRAs or government pension plans) that own more than 10% (measured by value) of a “pension-held REIT.” Such a pension fund may be required to treat a certain percentage of all dividends received from the REIT during the year as UBTI. The percentage is equal to the ratio of the REIT’s gross income (less direct expenses related thereto) derived from the conduct of unrelated trades or businesses determined as if the REIT were a tax-exempt pension fund (including income from activities financed with “acquisition indebtedness”), to the REIT’s gross income (less direct expenses related thereto) from all sources. The special rules will not require a pension fund to recharacterize a portion of its dividends as UBTI unless the percentage computed is at least 5%.
A REIT will be treated as a “pension-held REIT” if the REIT is predominantly held by tax-exempt pension funds and if the REIT would otherwise fail to satisfy the five or fewer test discussed above. A REIT is predominantly held by tax-exempt pension funds if at least one tax-exempt pension fund holds more than 25% (measured by value) of the REIT’s stock or beneficial interests, or if one or more tax-exempt pension funds (each of which owns more than 10% (measured by value) of the REIT’s stock or beneficial interests) own in the aggregate more than 50% (measured by value) of the REIT’s stock or beneficial interests. Omega believes that it will not be treated as a pension-held REIT. However, because the shares of Omega are publicly traded, no assurance can be given that Omega is not or will not become a pension-held REIT.
Information Reporting Requirements and Backup Withholding Tax
Omega will report to its U.S. holders and to the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any, with respect thereto. Generally, backup withholding will apply to such dividends if:
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you fail to furnish a TIN in the prescribed manner;

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the IRS notifies us that the TIN furnished by you is incorrect;

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the IRS notifies us that you are subject to backup withholding because you failed to report properly the receipt of reportable interest or dividend payments; or

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you fail to certify under penalties of perjury that you are not subject to backup withholding.

A U.S. holder who does not provide Omega with the holder’s correct taxpayer identification number also may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax and any amounts withheld will be allowed as a refund or credit against the U.S. holder’s United States federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, Omega may be required to withhold a portion of any capital gain distributions made to U.S. holders who fail to certify their non-foreign status to Omega. Additional issues may arise pertaining to information reporting and backup withholding with respect to non-U.S. holders, and non-U.S. holders should consult their tax advisors with respect to any such information reporting and backup withholding requirements.
Taxation of Non-U.S. Holders
The rules governing non-U.S. holders are complex, and the following discussion is intended only as a summary of such rules. Non-U.S. holders should consult with their own tax advisors to determine the impact of United States federal, state, and local income tax laws on an investment in stock of Omega, including any reporting requirements.
Distributions Not Attributable to Gain from the Sale or Exchange of a “United States Real Property Interest.”   Distributions made by Omega to non-U.S. holders that are not attributable to gain from the sale or exchange by Omega of United States real property interests, which we refer to as USRPI, and that are not designated by Omega as capital gain dividends will be treated as ordinary income dividends to non-U.S. holders to the extent made out of current or accumulated earnings and profits of Omega. Generally, such ordinary income dividends will be subject to United States withholding tax at the rate of 30% on the gross amount of the dividend paid unless reduced or eliminated by an applicable United States income tax treaty. Omega expects to withhold United States income tax at the rate of 30% on the gross amount of any such dividends paid to a non-U.S. holder unless a lower treaty rate applies and the non-U.S. holder has filed an applicable IRS Form W-8 with Omega, certifying the non-U.S. holder’s entitlement to treaty benefits.
If the investment in our stock is treated as effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as a U.S. holder is taxed with respect to ordinary dividend income (and also may be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a foreign corporation that is not entitled to any treaty exemption). In general, a non-U.S. holder will not be considered to be engaged in a U.S. trade or business solely as a result of its ownership of our stock unless we are provided with an IRS Form W-8ECI by such non-U.S. Holder.
Distributions made by Omega in excess of its current and accumulated earnings and profits to a non-U.S. holder who owns not more than 10% of the stock of Omega (after application of certain ownership rules) will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of Omega’s current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to a dividend distribution (i.e., 30% or lower treaty rate). However, the non-U.S. holder may seek a refund from the IRS of any amount withheld if it is subsequently determined that such distribution was, in fact, in excess of Omega’s then current and accumulated earnings and profits by filing a U.S. federal income tax return.
Distributions Attributable to Gain from the Sale or Exchange of a “United States Real Property Interest.”   So long as Omega’s stock continues to be regularly traded on an established securities market located in the United States, such as the NYSE, distributions to a non-U.S. holder holding not more than 10% at all times during the one-year period ending on the date of the distribution will not be treated as attributable to gain from the sale or exchange of a USRPI. See “Distributions Not Attributable to Gain from the Sale or Exchange of a ‘United States Real Property Interest.’”
Distributions made by Omega to non-U.S. holders that are attributable to gain from the sale or exchange of any USRPI will be taxed to a non-U.S. holder under the Foreign Investment in Real Property Tax Act of 1980, which we refer to as FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. holder as if the distributions were gains “effectively connected” with a United States trade or business. Accordingly, a non-U.S. holder will be taxed on distributions made by Omega that are attributable to gain from the sale or exchange of any USRPI at the normal capital gain rates applicable to a U.S. holder. Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. holder that is not entitled to a treaty exemption. Omega is required to withhold 21% of any distribution that is attributable to gain from the sale or exchange by Omega of any USRPI, whether or not designated by Omega as a capital gains dividend. Such amount is creditable against the non-U.S. holder’s FIRPTA tax liability. Distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders” are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our common stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders are urged to consult their tax advisors regarding the application of these rules.
Sale or Disposition of Stock of Omega.   Generally, gain recognized by a non-U.S. holder upon the sale or exchange of stock of Omega will not be subject to United States taxation unless such stock constitutes a USRPI within the meaning of the FIRPTA. The stock of Omega will not constitute a USRPI so long as Omega is a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT in which at all times during a specified testing period less than 50% in value of its stock or beneficial interests are held directly or indirectly by non-U.S. holders. For purposes of determining if we are domestically-controlled, we may assume that any shareholder owing less 5% of our stock is a U.S. person unless we have actual knowledge that such shareholder is not a U.S. person. Omega believes that generally it has been and will continue to be a “domestically controlled REIT,” and therefore that the sale of stock of Omega will generally not be subject to taxation under FIRPTA. However, because the stock of Omega is publicly traded, no assurance can be given that Omega is or will continue to be a “domestically controlled REIT.”
If Omega does not constitute a “domestically controlled REIT,” gain arising from the sale or exchange by a non-U.S. holder of stock of Omega would be subject to United States taxation under FIRPTA as a sale of a USRPI unless (i) the stock of Omega is regularly traded on an established securities market, such as the NYSE, located in the United States and (ii) the selling non-U.S. holder’s interest (after application of certain constructive ownership rules) in Omega is not more than 10% at all times during the five years preceding the sale or exchange. If gain on the sale or exchange of the stock of Omega were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular United States income tax with respect to such gain in the same manner as a U.S. holder (subject to the possible application of the 30% branch profits tax in the case of foreign corporations), and the purchaser of the stock of Omega (including Omega) would be required to withhold and remit to the IRS 15% of the gross purchase price. Additionally, in such case, distributions on the stock of Omega to the extent they represent a return of capital or capital gain from the sale of the stock of Omega, rather than dividends, would be subject to a 15% withholding tax. Capital gains not subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases:
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if the non-U.S. holder’s investment in the stock of Omega is effectively connected with a United States trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. holder with respect to such gain; or

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if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to the same treatment as a U.S. holder with respect to such gain.

In addition, dispositions of our stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our stock. An actual or deemed disposition of our stock by such qualified shareholders may also be treated as a dividend. Furthermore, dispositions of our stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders are urged to consult their tax advisors regarding the applicability of these rules.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code, which we refer to as FATCA, impose a 30% U.S. federal withholding tax on payments of dividends on our stock made to (i) a “foreign financial institution,” as defined under such rules, unless such institution enters into an agreement with the Treasury Department to, among other things, collect and provide to it substantial information regarding such institution’s United States financial account holders, including certain account holders that are non-U.S. entities with United States owners or, in the case of a foreign financial institution in a jurisdiction that has entered into an intergovernmental agreement with the United States, such institution complies with the requirements of such agreement and (ii) a “non-financial foreign entity,” as defined under such rules, unless such entity provides the paying agent with a certification that it does not have any substantial United States owners or a certification identifying the direct and indirect substantial United States owners of the entity, unless in each case, an exemption applies.
While withholding under FATCA may also apply to payments of gross proceeds from a sale or other disposition of our stock, under proposed Treasury regulations, withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.
Possible Legislative or Other Actions Affecting Tax Consequences
Prospective holders of our securities should recognize that the present federal income tax treatment of investment in Omega may be modified by legislative, judicial or administrative action at any time and that any of these actions may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of investment in Omega.
State and Local Taxes
We may be and you may be subject to state or local taxes in other jurisdictions such as those in which we may be deemed to be engaged in activities or own property or other interests. The state and local tax treatment of us may not conform to the federal income tax consequences discussed above.

PLAN OF DISTRIBUTION
We may sell the securities in and outside the United States in any one or more of the following ways:
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to the public through underwriting syndicates led by one or more managing underwriters;

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directly to investors, including through a specific bidding, auction or other process;

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to investors through agents;

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directly to agents;

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to or through brokers or dealers;

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to one or more underwriters acting alone for resale to investors or to the public; and

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through a combination of any such methods of sale.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.
Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
Sales of the securities may be effected from time-to-time in one or more transactions, including negotiated transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to the prevailing market prices; or

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at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.
In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time-to-time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.
The applicable prospectus supplement will, where applicable:
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identify any such underwriter, dealer or agent;

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identify any managing underwriter or underwriters;

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describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

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describe any discounts, concessions or commissions allowed or reallowed or paid to participating dealers;

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identify the amounts underwritten; and

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identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.
Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.
Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.
The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.
We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws. Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.
If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us, our Operating Partnership or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us and the Operating Partnership by Bryan Cave Leighton Paisner LLP, Atlanta, Georgia, and/or Shapiro Sher Guinot & Sandler, P.A., Baltimore, Maryland. In addition, the description of material federal income tax consequences contained in this prospectus under the heading “Material U.S. Federal Income Tax Considerations” is based upon the opinion of Bryan Cave Leighton Paisner LLP, Atlanta, Georgia.
EXPERTS
The consolidated financial statements of Omega Healthcare Investors, Inc. appearing in Omega Healthcare Investors, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023 (including schedules appearing therein), and the effectiveness of Omega Healthcare Investors, Inc.’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements and schedules are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates to the extent covered by consents filed with the Securities and Exchange Commission given on the authority of such firm as experts in accounting and auditing.